Exhibit 4.11

EXECUTION COPY

FOURTH AMENDED AND RESTATED MASTER MOTOR VEHICLE LEASE AND
SERVICING AGREEMENT
Dated as of April 13, 2006

among

NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP
as Lessor,

Vanguard Car Rental USA Inc.,
as Lessee and as Servicer,

and those direct and indirect subsidiaries
of Vanguard Car Rental USA Holdings Inc.
from time to time
becoming Lessees hereunder

and

Vanguard Car Rental USA Holdings Inc.,
as Guarantor

AS SET FORTH IN SECTION 21 HEREOF, THE LESSOR HAS ASSIGNED TO THE TRUSTEE (AS DEFINED HEREIN) ALL OF THE LESSOR’S RIGHT, TITLE AND INTEREST IN AND TO THIS LEASE. TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL EXECUTED COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE TRUSTEE ON THE SIGNATURE PAGE THEREOF.

THIS IS NOT THE ORIGINAL EXECUTED COUNTERPART NO. 1

TABLE OF CONTENTS

		Page

SECTION 1.	CERTAIN DEFINITIONS	1
Section 1.1.	Certain Definitions	1
Section 1.2.	Accounting and Financial Determinations	2
Section 1.3.	Cross References; Headings	2
Section 1.4.	Interpretation	2

SECTION 2.	GENERAL AGREEMENT	3
Section 2.1.	Leasing of Vehicles	3
Section 2.2.	Right of Lessee to Act as Lessor’s Agent; Titling of Vehicles in the Name of Nominees	5
Section 2.3.	Payment of Purchase Price by Lessor; Certain Additional Payments to the Servicer	6
Section 2.4.	Non-liability of Lessor	7

SECTION 3.	TERM	8
Section 3.1.	Vehicle Lease Commencement Date	8
Section 3.2.	Lease Commencement Date	8

SECTION 4.	CONDITIONS PRECEDENT	8
Section 4.1.	Conditions to Effectiveness of the Amendment and Restatement of this Lease	8
Section 4.2.	Conditions to Each Lease of Vehicles	10
Section 4.3.	Additional Conditions to Leases of Refinanced Vehicles	11

SECTION 5.	RENT AND CHARGES	12
Section 5.1.	Payment of Rent	12
Section 5.2.	Reserved	12
Section 5.3.	Reserved	12
Section 5.4.	Payment of Termination Payments and Casualty Payments	12
Section 5.5.	Late Payment	12
Section 5.6.	Making of Payments	12

SECTION 6.	RESERVED	13

SECTION 7.	CASUALTY AND INELIGIBLE VEHICLES	14

SECTION 8.	VEHICLE USE	13

i

		Page

SECTION 9.	REGISTRATION; LICENSE; TRAFFIC SUMMONSES; PENALTIES AND FINES	15

SECTION 10.	MAINTENANCE AND REPAIRS	15

SECTION 11.	MANUFACTURER WARRANTIES	16

SECTION 12.	VEHICLE RETURN GUIDELINES	16
Section 12.1.	Vehicle Turn-in Condition	16
Section 12.2.	Disposition Procedure	16
Section 12.3.	Termination Payments for Vehicles	17

SECTION 13.	RESERVED	18

SECTION 14.	REDESIGNATION OF VEHICLES	18

SECTION 15.	GENERAL INDEMNITY AND PAYMENT OF EXPENSES	19
Section 15.1.	Indemnity and Payment of Expenses by the Lessees	19
Section 15.2.	Reimbursement Obligation by the Lessees	21
Section 15.3.	Notice to Lessee of Claims	22
Section 15.4.	Defense of Claims	23
Section 15.5.	Third-Party Beneficiary	22

SECTION 16.	SUCCESSORS AND ASSIGNS; ASSIGNMENT	22

SECTION 17.	DEFAULT AND REMEDIES THEREFOR	23
Section 17.1.	Events of Default	23
Section 17.2.	Effect of Lease Event of Default; Limited Liquidation Event of Default or Liquidation Event of Default	24
Section 17.3.	Rights of Lessor and Trustee Upon Lease Event of Default, Liquidation Event of Default or Limited Liquidation Event of Default	26
Section 17.4.	Measure of Damages	28

SECTION 18.	MANUFACTURER EVENTS OF DEFAULT	29

SECTION 19.	CERTIFICATION OF TRADE OR BUSINESS USE	29

SECTION 20.	SURVIVAL	29

SECTION 21.	RIGHTS OF LESSOR PLEDGED TO MASTER COLLATERAL AGENT AND TRUSTEE	29

SECTION 22.	MODIFICATION AND SEVERABILITY	31

SECTION 23.	CERTAIN REPRESENTATIONS AND WARRANTIES	32

		Page

Section 23.1.	Organization; Power; Qualification	33
Section 23.2.	Authorization; Enforceability	32
Section 23.3.	Compliance	32
Section 23.4.	Financial Information; Financial Condition	33
Section 23.5.	Litigation	33
Section 23.6.	Liens	33
Section 23.7.	Employee Benefit Plans	33
Section 23.8.	Securities Laws	34
Section 23.9.	Registered Organization	34
Section 23.10.	Business Locations; Trade Names	34
Section 23.11.	Taxes	34
Section 23.12.	Governmental Authorizations	35
Section 23.13.	Eligible Vehicles; Fleet Sharing Parties	36
Section 23.14.	Accuracy of Information	35
Section 23.15.	Solvency	35
Section 23.16.	Ownership	35
Section 23.17.	Necessary Actions	35
Section 23.18.	Supplemental Documents True and Correct	36

SECTION 24.	CERTAIN AFFIRMATIVE COVENANTS	37
Section 24.1.	Corporate Existence; Foreign Qualification	36
Section 24.2.	Books, Records and Inspections	36
Section 24.3.	Accounting Methods; Financial Records	37
Section 24.4.	Insurance	37
Section 24.5.	Manufacturer Programs	38
Section 24.6.	Reporting Requirements	38
Section 24.7.	Taxes and Liabilities	41
Section 24.8.	Maintenance of the Vehicles	41
Section 24.9.	Maintenance of Separate Existence	43
Section 24.10.	Repurchase Payments; Sales Proceeds	42
Section 24.11.	Certificates of Title: Verification of Titles	44

		Page

Section 24.12.	Master Collateral Agency Agreement	43
Section 24.13.	Compliance with Laws	45
Section 24.14.	Delivery of Information	44
Section 24.15.	Deliveries: Further Assurances	44
Section 24.16.	Additional Actions	46
Section 24.17.	Fleet Sharing Agreements	45
Section 24.18.	Minimum Depreciation Rate	45
Section 24.19.	Servicer to Act as Master Servicer	45

SECTION 25.	CERTAIN NEGATIVE COVENANTS	47
Section 25.1.	Mergers, Consolidations	47
Section 25.2.	Registered Organization	47
Section 25.3.	Liens	47
Section 25.4.	Use of Vehicles	46
Section 25.5.	Change of Location or Name	46

SECTION 26.	SERVICING COMPENSATION; EXPENSES OF SERVICER; DELEGATION OF SERVICING DUTIES	46
Section 26.1.	Servicer Compensation	48
Section 26.2.	Servicer Expenses	46
Section 26.3.	Sub-Servicer	47

SECTION 27.	RELEASE OF COLLATERAL	47

SECTION 28.	GUARANTY	48
Section 28.1.	Guaranty	48
Section 28.2.	Scope of Guarantor’s Liability	50
Section 28.3.	Lessor’s Right to Amend this Lease	50
Section 28.4.	Waiver of Certain Rights by Guarantor	49
Section 28.5.	Lessees’ Obligations to Guarantor and Guarantor’s Obligations to Lessees Subordinated	50
Section 28.6.	Guarantor to Pay Lessor’s Expenses	53
Section 28.7.	Reinstatement	52
Section 28.8.	Pari Passu Indebtedness	52
Section 28.9.	Third-Party Beneficiaries	52

		Page

SECTION 29.	ADDITIONAL LESSEES	54
Section 29.1.	Additional Subsidiary Lessees	54

SECTION 30.	BANKRUPTCY PETITION AGAINST LESSOR	55

SECTION 31.	FORUM SELECTION AND CONSENT TO JURISDICTION	54

SECTION 32.	GOVERNING LAW	55

SECTION 33.	JURY TRIAL	55

SECTION 34.	NOTICES	57

SECTION 35.	HEADINGS	56

SECTION 36.	EXECUTION IN COUNTERPARTS	56

v

EXHIBITS

ANNEX A	-	Lease Annex

SCHEDULE 23.10	-	Business Locations
SCHEDULE 23.16	-	Existing Liens

ATTACHMENT A-1	-	Information on Refinanced Vehicles
ATTACHMENT A-2	-	Vehicle Order
ATTACHMENT B	-	Form of Power of Attorney
ATTACHMENT C	-	Form of Certification of Trade or Business Use
ATTACHMENT D	-	Form of Affiliate Joinder in Lease

FOURTH AMENDED AND RESTATED MASTER MOTOR VEHICLE LEASE
AND SERVICING AGREEMENT

This Fourth Amended and Restated Master Motor Vehicle Lease and Servicing Agreement (the “Base Lease” and, as supplemented by the Lease Annex delivered hereunder, this “Lease” or the “Group I Lease”), dated as of April 13, 2006, is by and among NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP., a special purpose Delaware limited partnership (the “Lessor”), VANGUARD CAR RENTAL USA INC., a Delaware corporation (together with its successors and permitted assigns, “Vanguard”), as a Lessee and as servicer (in such capacity, the “Servicer”), and those direct and indirect subsidiaries of Vanguard Car Rental USA Holdings Inc., from time to time becoming Lessees hereunder pursuant to Section 29 hereof (each, an “Additional Lessee”), as Lessees (Vanguard and each of the Additional Lessees, in its respective capacity as a Lessee, a “Lessee” and, collectively, the “Lessees”) and Vanguard Car Rental USA Holdings Inc., a Delaware corporation (“Vanguard Holdings”), as guarantor (in such capacity, the “Guarantor”).

W I T N E S S E T H:

WHEREAS, the parties hereto have entered into that certain Third Amended and Restated Master Motor Vehicle Lease and Servicing Agreement, dated as of March 4, 2005 (as previously amended and as supplemented by the Lease Annexes thereto, the “Original Lease”); and

WHEREAS, the Lessor intends to purchase Eligible Vehicles with the proceeds obtained by the issuance of its Series 1999-1 Notes and each other Series of Notes, if any, other than any Segregated Series of Notes (collectively, the “Group I Notes”); and

WHEREAS, the parties hereto desire to amend and restate the Original Lease in its entirety.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Original Lease shall be and hereby is amended and restated in its entirety to read as follows:

SECTION 1.           CERTAIN DEFINITIONS.

Section 1.1.            Certain Definitions. As used in this Lease and unless the context requires a different meaning, capitalized terms not otherwise defined herein or in the Annex hereto shall have the meanings assigned to such terms in the Definitions List, attached as Schedule 1 to the Fifth Amended and Restated Base Indenture, of even date herewith, (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the “Base Indenture”), between the Lessor and The Bank of New York, as trustee, as in effect on the date hereof and as such

Schedule 1 has been, for purposes of the Group I Notes, supplemented by the Fifth Amended and Restated Series Supplement relating to the Series 1999-1 Notes the “Series 1999-1 Supplement” and, together with other Series Supplements relating to Group I Notes, the “Group I Supplements”) and may be further amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of the Base Indenture (the “Definitions List”). Capitalized terms not defined herein and defined in a Group I Supplement as well as Schedule 1 to the Base Indenture shall, unless the context otherwise requires, have the meanings assigned to such terms in such Group I Supplement.

Section 1.2.            Accounting and Financial Determinations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Lease, such determination or calculation shall, to the extent applicable, be made in accordance with GAAP applied on a Consistent Basis except insofar as:

(a)           a Lessee or the Guarantor shall have elected (with the concurrence of its independent public accountants and upon prior written notification to the Lessor and the Trustee) to adopt more recently promulgated GAAP (which election shall continue to be effective for subsequent years); and

(b)           the Lessor shall have consented to such election.

Upon a change in the manner in which GAAP would be applied on a Consistent Basis which becomes effective after the date hereof and which would have a material effect on a Lessee’s or the Guarantor’s consolidated financial statements and the assets and liabilities reflected therein or otherwise affect the application or effect of the terms of this Lease, such change shall not be given effect for purposes hereof unless the Lessor shall have consented to such change. The Trustee, the Lessor, the Guarantor and the Lessees shall, as applicable, in good faith negotiate to amend the pertinent provisions of this Lease to account for such change to the extent appropriate to effect the substance thereof as of the date hereof.

Section 1.3.            Cross References; Headings. The words “hereof”,  “herein” and “hereunder” and words of similar import when used in this Lease shall refer to this Lease as a whole and not to any particular provision of this Lease. Annex, Section, Schedule and Exhibit references contained in this Lease are references to Annexes, Sections, Schedules and Exhibits in or to this Lease unless otherwise specified. Any reference in any Section or definition to any clause is, unless otherwise specified, to such clause of such Section or definition. The various headings in this Lease are inserted for convenience only and shall not affect the meaning or interpretation of this Lease or any provision hereof.

Section 1.4.            Interpretation. In this Lease, unless the context otherwise requires:

(a)           the singular includes the plural and vice versa;

(b)           reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Lease, and reference to any Person in a particular capacity only refers to such Person in such capacity;

(c)           reference to any gender includes the other gender;

(d)           reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

(e)           “including” (and, with correlative meaning, “include”) means including without limiting the generality of any description preceding such term;

(f)            “or” is not exclusive;

(g)           provisions apply to successive events and transactions; and

(h)           with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding.”

SECTION 2.           GENERAL AGREEMENT. (a)  As specified in the Lease Annex, the Lessees and the Lessor intend that this Lease be a true lease. The Lessee is assuming the existing liabilities and obligations under this Lease immediately before this amendment and restatement in addition to those accruing from the date of this amendment and restatement.

(b)           The Lessor and the Lessee intend that for all purposes (including, but not limited to, financial accounting and regulatory accounting purposes and for purposes of any foreign corporation, business registration or doing business statutes), (A) this Lease, together with the Master Collateral Agency Agreement will be treated as an “operating lease” pursuant to Statement of Financial Accounting Standards No. 13, as amended, (B) the Lessor will be treated as the owner and lessor of the Vehicles, and (C) the Lessee thereof will be treated as the lessee of the Vehicles.

Section 2.1.            Leasing of Vehicles. (a)  General. From time to time, subject to the terms and conditions hereof, the Lessor agrees to lease to each Lessee and each Lessee agrees to lease from the Lessor the Refinanced Vehicles and each additional Vehicle identified in Vehicle Orders (as defined below) produced from time to time by such Lessee, listing Vehicles ordered by such Lessee from Manufacturers, dealers or other sellers, as agent for the Lessor, pursuant to the terms of any applicable Manufacturer Programs or otherwise. The Lessor shall make available to the Lessees under this Lease Vehicles for lease to the Lessees hereunder, subject to and in accordance with the terms hereof (including Sections 2.3 and 4 hereof) and of the Indenture.

Notwithstanding anything to the contrary contained in this Lease, the Lessor shall not be obligated to acquire or lease to the Lessees any Vehicle that is not an Eligible Vehicle. However, the preceding sentence shall not affect the obligations of the Lessees or the Guarantor with respect to any Vehicles leased hereunder.

(b)           Refinanced Vehicles. On or prior to the applicable Vehicle Funding Date, the Lessor, if it desires to lease Refinanced Vehicles to a Lessee under this Lease, shall prepare or, as applicable, cause such Lessee to prepare, and upon request of the Lessor, make available to the Lessor, a schedule as set forth in Attachment A-1 hereto containing information concerning the Refinanced Vehicles of the Lessor to be leased to such Lessee under this Lease on such Vehicle Funding Date (each such schedule, a “Refinanced Vehicle Schedule”).

(c)           Program Vehicles. On or prior to the applicable Vehicle Funding Date, each Lessee desiring to lease Program Vehicles (other than Refinanced Vehicles) under this Lease shall prepare and, upon request of the Lessor, make available to the Lessor (i) a summary of each such additional Program Vehicle to be leased hereunder by such Lessee (including, in the case of each such Program Vehicle subject to the GM Repurchase Program, the Designated Period for such Program Vehicle) and the Capitalized Cost thereof, (ii) a schedule containing the information with respect to the Vehicles included within the related Vehicle order summaries in the form set forth in Attachment A-2 hereto, or in such form as is otherwise requested by the Lessor (each such Vehicle order summary and each Refinanced Vehicle Schedule, a “Vehicle Order”), and (iii) the Manufacturer’s invoice. In addition, the applicable Lessee shall provide such other information regarding Program Vehicles as the Lessor may reasonably require from time to time. This Lease, together with the Manufacturer Programs and other incentive programs relating to such Vehicles, the Master Collateral Agency Agreement and any other related documents attached to this Lease or submitted with a Vehicle Order (collectively, the “Supplemental Documents”), will constitute the entire agreement regarding the leasing of Program Vehicles by the Lessor to the Lessees.

(d)           Non-Program Vehicles. On or prior to the applicable Vehicle Funding Date, each Lessee desiring to lease Non-Program Vehicles (other than Refinanced Vehicles or Used Vehicles) under this Lease shall prepare and, upon request of the Lessor, make available to the Lessor (i) a summary of each such additional Non-Program Vehicle to be leased hereunder by such Lessee and the Capitalized Cost thereof,  (ii) a Vehicle Order for such Non-Program Vehicles and (iii) an invoice for the Capitalized Cost of such Non-Program Vehicles. In addition, the applicable Lessee shall provide such other information regarding Non-Program Vehicles as the Lessor may reasonably require from time to time. This Lease, together with any Supplemental Documents related to or submitted with a Vehicle Order will constitute the entire agreement regarding the leasing of such Non-Program Vehicles by the Lessor to the Lessees.

(e)           Used Vehicles. Either concurrently with the execution and delivery of this Lease or after the date of this Lease on or prior to the applicable Vehicle

Funding Date, any Lessee may request that the Lessor purchase a used Non-Program Vehicle (other than a Refinanced Vehicle) from a licensed independent automobile dealer, through an auction, from a manufacturer or pursuant to another vehicle sale (a “Used Vehicle”) for a purchase price equal to the Capitalized Cost of such Used Vehicle, in which event such Lessee shall, immediately upon the consummation of such sale, lease such Used Vehicle from the Lessor pursuant to this Lease (each such transaction is referred to as a “Used Vehicle Transaction”). In connection with each Used Vehicle Transaction, to evidence the conveyance of the Used Vehicles from the applicable seller to the Lessor, the applicable Lessee shall have obtained the original Certificate of Title for each Used Vehicle and shall prepare or obtain and, upon request of the Lessor, make available to the Lessor, the following:

(i)            a Vehicle Order with respect to all Used Vehicles involved in such Used Vehicle Transaction; and

(ii)           a bill of sale or other instrument of transfer customarily used in the wholesale motor vehicle resale market conveying title to the Used Vehicles to the Lessor, and copies of any certificate given by the related auction house, if any, regarding the absence of liens and/or the ownership of each such Used Vehicle.

After any purchase of Used Vehicles by the Lessor under this Section 2.1(e), such Used Vehicles will be subject to all the terms and conditions of this Agreement. Promptly following such Used Vehicle Transaction, the applicable Lessee shall complete and deliver an application to retitle such Used Vehicle in the name of the Lessor and to have noted thereon the Master Collateral Agent’s security interest in such Used Vehicle pursuant to the Master Collateral Agency Agreement.

Section 2.2.            Right of Lessee to Act as Lessor’s Agent; Titling of Vehicles in the Name of Nominees. (a)  The Lessor agrees that each Lessee and the Servicer may act as the Lessor’s agent in placing Vehicle Orders on behalf of the Lessor, conducting pre-delivery inspection, titling and liening of Vehicles, filing claims on behalf of the Lessor for damage in transit, and other delivery claims related to the Vehicles leased hereunder, facilitating payment for Vehicles leased hereunder and performing any other duties of the Servicer hereunder; provided, however, that the Lessor may hold the applicable Lessee or the Servicer liable for losses due to such Lessee’s or the Servicer’s actions in performing as the Lessor’s agent hereunder. In addition, the Lessor agrees that each Lessee may make arrangements for delivery of Vehicles leased by such Lessee hereunder to a location selected by such Lessee at such Lessee’s expense to the extent that any such expense has not been included in the Capitalized Cost of such Vehicle. Each Lessee agrees to accept Vehicles leased by such Lessee as produced and delivered, except that each Lessee will have the option to reject upon delivery any such Program Vehicle that may be rejected pursuant to the terms of the applicable Manufacturer Program, or any such Non-Program Vehicle in accordance with the Lessee’s customary business practices, and any such Vehicle, if rejected, will be deemed a Casualty hereunder to the extent the Lessor has paid the Capitalized Cost thereof to the

Manufacturer, dealer or other seller thereof or has reimbursed the applicable Lessee for funds expended by such Lessee to pay the Capitalized Cost in respect of such Vehicle in the name of the Lessor. Each Lessee or the Servicer (as applicable), acting as agent for the Lessor, shall be responsible for pursuing any rights of the Lessor with respect to the return of any such related Vehicle to the Manufacturer, dealer or other seller thereof pursuant to the preceding sentence. Each of the Lessees and the Servicer agrees that all Program Vehicles ordered as provided herein shall be ordered utilizing the procedures consistent with the applicable Manufacturer Program.

(b)           Notwithstanding any provision in this Lease to the contrary, any Vehicle titled in the name of a nominee for the Lessor pursuant to a vehicle title nominee agreement with respect to which the Rating Agency Confirmation Condition has been satisfied with respect to each Series of Group I Notes shall nonetheless be deemed for purposes of this Lease and the Base Indenture to be titled in the name of the Lessor.

Section 2.3.            Payment of Purchase Price by Lessor; Certain Additional Payments to the Servicer. (a)  Refinanced Vehicles on Lease Commencement Date. With respect to the Refinanced Vehicles being refinanced on the Lease Commencement Date, subject to satisfaction of the requirements of Section 4, the Lessor, on the Lease Commencement Date, shall pay to the party specified in the Payoff Letter an amount equal to the aggregate Net Book Value as of the Lease Commencement Date of the Refinanced Vehicles which are designated in the Payoff Letter as being refinanced under the Indenture and leased hereunder on the Lease Commencement Date.

(b)           Other Refinanced Vehicles. On any Vehicle Funding Date after the Lease Commencement Date on which the Lessor desires to refinance Refinanced Vehicles the Lessor, subject to satisfaction of the requirements of Section 4, on the related Vehicle Funding Date, shall pay to or as directed by the related Beneficiary an amount equal to the aggregate Net Book Value as of such Vehicle Funding Date of such Refinanced Vehicles.

(c)           Vehicles Other than Refinanced Vehicles. Upon satisfaction of the requirements of Section 2.1 in respect of any Vehicle, then on or prior to the Vehicle Funding Date proposed in the related Vehicle Order for such Vehicle, but not more than five Business Days prior to such proposed Vehicle Funding Date, the Lessor or its agent, subject to satisfaction of the requirements of Section 4, shall pay or cause to be paid the Capitalized Cost of such Vehicle to the Manufacturer, dealer or other seller of such Vehicle or reimburse or cause to be reimbursed the applicable Lessee for funds expended by such Lessee to pay the Capitalized Cost in respect of such Vehicle in the name of the Lessor. Such payment to a Manufacturer, dealer or other seller shall be made in accordance with the payment terms of such Manufacturer, dealer or other seller, as applicable. The Servicer or the applicable Lessee, as agent of the Lessor, shall be authorized to transfer funds of the Lessor (but not funds in any account in which the Trustee has a Lien or other interest) representing the Capitalized Cost of such Vehicle payable by the Lessor in accordance with the foregoing by check, wire transfer or other electronic funds transfer to the Manufacturer, dealer or other seller of such Vehicle or to reimburse the applicable Lessee for funds expended by such Lessee to pay the Capitalized Cost in respect of such Vehicle in the name of the Lessor. The Lessee leasing such Vehicle shall pay all applicable costs and expenses of freight, packing, handling, storage, shipment and delivery of such Vehicle, and sales and use tax (if any), to the extent that the same have not been included within the Capitalized Cost thereof.

(d)           Excluded Payments. All amounts paid by the Manufacturer, dealer or other seller on account of vehicle preparation services or work covered by warranty performed by a Lessee or the Servicer with respect to Vehicles leased pursuant to this Lease or as incentive payments (other than incentive payments for selling Program Vehicles outside the related Manufacturer Program) shall inure to the benefit of such Lessee or the Servicer and, to the extent any such payments are received by the Lessor, the Trustee or the Master Collateral Agent, shall promptly be paid over to such Lessee or the Servicer, subject in each case to Section 24.10 and Section 2.5(c) of the Master Collateral Agency Agreement.

Section 2.4.            Non-liability of Lessor. The Lessor shall not be liable to any Lessee for any failure or delay in obtaining Vehicles or making delivery thereof. AS BETWEEN THE LESSOR AND ANY LESSEE, ACCEPTANCE FOR LEASE OF THE VEHICLES LEASED BY SUCH LESSEE SHALL CONSTITUTE THE LESSEE’S ACKNOWLEDGMENT AND AGREEMENT THAT SUCH LESSEE HAS FULLY INSPECTED SUCH VEHICLES, THAT SUCH VEHICLES ARE IN GOOD ORDER AND CONDITION AND ARE OF THE MANUFACTURE, DESIGN, SPECIFICATIONS AND CAPACITY SELECTED BY SUCH LESSEE, THAT SUCH LESSEE IS SATISFIED THAT THE SAME ARE SUITABLE FOR THIS USE AND THAT THE LESSOR IS NOT A MANUFACTURER, AN AGENT OF A MANUFACTURER OR OTHERWISE ENGAGED IN THE SALE OR DISTRIBUTION OF VEHICLES, AND HAS NOT MADE AND DOES NOT HEREBY MAKE ANY REPRESENTATION, WARRANTY OR COVENANT, EXPRESS OR IMPLIED, WITH RESPECT TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONDITION, QUALITY, CAPABILITY, WORKMANSHIP, DURABILITY OR SUITABILITY OF SUCH VEHICLES IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES OR USES OF SUCH LESSEE, OR ANY WARRANTY THAT SUCH LEASED VEHICLES WILL SATISFY THE REQUIREMENTS OF ANY LAW OR ANY CONTRACT SPECIFICATION, OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT THERETO, AND AS BETWEEN THE LESSOR AND SUCH LESSEE, SUCH LESSEE AGREES TO BEAR ALL SUCH RISKS AT ITS SOLE COST AND EXPENSE. EACH LESSEE SPECIFICALLY WAIVES ALL RIGHTS TO MAKE CLAIMS AGAINST THE LESSOR AND ANY LEASED VEHICLE FOR BREACH OF ANY WARRANTY OF ANY KIND WHATSOEVER AND, AS TO THE LESSOR, EACH LESSEE LEASES THE LEASED VEHICLES “AS IS.”  The Lessor shall not be liable for any failure or delay in delivering any Vehicle ordered for Lease pursuant to this

Lease, or any failure to perform any provision hereof, resulting from fire or other casualty, natural disaster, riot, strike or other labor difficulty, governmental regulation or restriction, or any cause beyond the Lessor’s direct control. IN NO EVENT SHALL THE LESSOR BE LIABLE FOR ANY INCONVENIENCE, LOSS OF PROFITS OR ANY OTHER CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES, WHATSOEVER OR HOWSOEVER CAUSED, WHETHER RESULTING FROM ANY DEFECT IN OR ANY THEFT, DAMAGE, LOSS OR FAILURE OF ANY VEHICLE, OR OTHERWISE, AND THERE SHALL BE NO ABATEMENT OF RENT OR OTHER AMOUNTS PAYABLE HEREUNDER BECAUSE OF THE SAME.

SECTION 3.           TERM.

Section 3.1.            Vehicle Lease Commencement Date. The “Vehicle Lease Commencement Date” shall mean, (i) for each Vehicle leased under this Lease as of the Initial Closing Date, the Initial Closing Date and (ii) for each other Vehicle, including Refinanced Vehicles, the date referenced in the Vehicle Order with respect to such Vehicle, but in no event later than the date that funds are expended by the Lessor to acquire or refinance such Vehicle (such date, the “Vehicle Funding Date” for such Vehicle). A vehicle shall be deemed to be a Vehicle leased under this Lease on each day during the period (the “Vehicle Term”) from and including the Vehicle Lease Commencement Date for such Vehicle to but excluding the Vehicle Lease Expiration Date for such Vehicle.

Section 3.2.            Lease Commencement Date. The “Lease Commencement Date” shall mean the Initial Closing Date. The “Lease Expiration Date” shall mean the later of (i) the date of the final payment in full of the last Group I Note outstanding and all outstanding Carrying Charges, and (ii) the Vehicle Lease Expiration Date for the last Vehicle subject to lease by any Lessee hereunder. The “Term” of this Lease shall mean the period commencing on the Lease Commencement Date and ending on the Lease Expiration Date.

SECTION 4.           CONDITIONS PRECEDENT.

Section 4.1.            Conditions to Effectiveness of the Amendment and Restatement of this Lease. The amendment and restatement of this Lease shall become effective on the date hereof, subject to the satisfaction of the following conditions:

(a)           All conditions to the effectiveness of the amendment and restatement of the Series 1999-1 Supplement and the Master Collateral Agency Agreement shall have been satisfied in all respects; and

(b)           The prior or concurrent delivery by the Lessees to the Lessor, the Master Collateral Agent and the Trustee of each of the following documents (in form and substance satisfactory to the Lessor, the Master Collateral Agent and the Trustee):

(i)            Resolutions. Copies of resolutions of the Board of Directors of the Guarantor and each Lessee authorizing or ratifying the execution, delivery and performance of this Lease and the other Related Documents to which it is party and those other documents and matters required of it, in its capacity as Guarantor, Lessee, Servicer or otherwise, with respect to this Lease and such other Related Documents, duly certified by the Secretary or an Assistant Secretary thereof;

(ii)           Consents, etc. Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals (if any) with respect to this Lease and the other Related Documents to which the Guarantor or any Lessee is party;

(iii)          Incumbency and Signatures. A certificate of the Secretary or an Assistant Secretary of the Guarantor and each Lessee certifying the names of the individual or individuals authorized to sign this Lease and the other Related Documents to which it is party, together with a sample of the true signature of each such individual (the Lessor, the Master Collateral Agent and the Trustee may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein);

(iv)          Opinions of Counsel. The opinions of Weil, Gotshal & Manges LLP, special New York counsel for the Lessees and the Guarantor, addressed to the Lessor, the Trustee, the Master Collateral Agent and the Rating Agencies and satisfactory in form and substance to the addressees thereof;

(v)           Good Standing Certificates. Certificates of good standing for the Guarantor and each Lessee in the jurisdiction of its organization and the jurisdiction of its principal place of business;

(vi)          Reserved;

(vii)         Reserved;

(viii)        The Series 1999-1 Supplement. An executed copy of the Series 1999-1 Supplement;

(ix)           Indenture. An executed copy of the Base Indenture;

(x)            Master Collateral Agency Agreement. An executed copy of the Master Collateral Agency Agreement;

(xi)           Assignment Agreement. An executed copy of the Assignment Agreement of each Manufacturer of Program Vehicles (including Refinanced Vehicles) which will be leased under this Lease as of the date hereof;

(xii)          Certified Copy of Manufacturer Program. A copy of each Manufacturer Program (and, to the extent required by a Rating Agency, an opinion of counsel to such Manufacturer or Officer’s Certificate on behalf of such Manufacturer as to the enforceability thereof in form satisfactory to the Trustee and the Lessor and addressed to the Master Collateral Agent) relating to Program Vehicles which will be leased hereunder as of the date hereof and, from each Lessee, an Officer’s Certificate, dated as of the date hereof, and duly executed by an Authorized Officer of such Lessee, certifying that each such copy is true, correct and complete as of the date hereof; and

(xiii)         Other. Such other documents as the Master Collateral Agent, the Trustee or the Lessor may reasonably request to be delivered on or prior to the Initial Closing Date.

Section 4.2.            Conditions to Each Lease of Vehicles. The agreement of the Lessor to make available any Vehicles for lease to a Lessee as described in a Vehicle Order and/or to make available funding for the refinancing of Refinanced Vehicles is subject to the terms and conditions of the Indenture and the following conditions precedent as of the Vehicle Funding Date for such Vehicles, and each Lessee hereby agrees that each acceptance of Refinanced Vehicles for leasing hereunder and each acceptance of funds for the acquisition of Vehicles in respect of any applicable Vehicle Orders, shall be deemed hereunder to constitute a representation and warranty by it, to and in favor of the Lessor and the Trustee, that all the conditions precedent to the acquisition and leasing of the Vehicles identified in such Vehicle Order will have been satisfied as of such Vehicle Funding Date.

(a)           Vehicle Order. The applicable Lessee shall have complied with the applicable provisions of Section 2.1 of this Lease.

(b)           No Default. No Potential Lease Event of Default or Lease Event of Default shall have occurred and be continuing on such date or would result from the acquisition, refinancing and leasing of such Vehicles.

(c)           Funding. The aggregate amount of funds to be expended by the Lessor on any one date to acquire or refinance such Vehicles shall not exceed the aggregate Net Book Value of all such Vehicles.

(d)           Related Documents. The leasing of such Vehicles shall not be prohibited by the provisions of this Lease, and, if all or a portion of the funds to be expended by the Lessor to acquire or refinance such Vehicles are held pursuant to a Group I Supplement, all conditions precedent to the release of such funds under such Group I Supplement shall have been satisfied.

(e)           Title. On or prior to the applicable Vehicle Funding Date, the Lessor shall have good and marketable title to each such Vehicle, free and clear of all Liens and encumbrances, other than any Permitted Liens.

(f)            Master Collateral Agent. The Lessor shall have granted to the Master Collateral Agent, for the benefit of the ARG Trustee as Beneficiary under the Master Collateral Agency Agreement, a first priority security interest in all Vehicles now or hereafter purchased or refinanced by the Lessor.

(g)           Assignment Agreements. On or prior to the applicable Vehicle Funding Date, the Trustee shall have received executed counterparts of the Assignment Agreements related to the assignment of rights under each Manufacturer Program under which such Vehicles will be or have been purchased and are proposed to be leased under this Lease, dated as of the Initial Closing Date (or, if later, on or prior to such Vehicle Funding Date), duly executed by the applicable Lessee and/or the Lessor, as assignor, and the Master Collateral Agent, as assignee.

(h)           Manufacturer Programs. On or prior to the applicable Vehicle Funding Date, the Trustee shall have received a copy of each Manufacturer Program under which such Vehicles will be or have been purchased and are proposed to be leased under this Lease and an Officer’s Certificate, dated the Initial Closing Date (or, if later, on or prior to such Vehicle Funding Date), and duly executed by an Authorized Officer of the Lessor, certifying that each such copy is true, correct and complete as of the Initial Closing Date (or, if later, on or prior to such Vehicle Funding Date). Each Manufacturer Program covering Program Vehicles identified in such Vehicle Order shall be in full force and effect, and shall be enforceable against the related Manufacturer in accordance with its terms.

(i)            Eligible Vehicle. Each Vehicle identified in such Vehicle Order shall be an Eligible Vehicle.

Section 4.3.            Additional Conditions to Leases of Refinanced Vehicles . In addition to the conditions set forth in Section 4.2 above, in connection with the leasing of Refinanced Vehicles, to evidence the refinancing of such Refinanced Vehicles on the applicable Vehicle Funding Date and the conveyance on such date of a security interest in such Refinanced Vehicles to the Master Collateral Agent, the Lessor and/or the applicable Lessees shall have prepared or caused to be prepared and, as applicable, made available to the Lessor on or prior to the applicable Vehicle Funding Date the following:

(a)           a Refinanced Vehicle Schedule concerning such Refinanced Vehicles;

(b)           reserved;

(c)           unless the lien of the Master Collateral Agent is noted on the Certificates of Title for such Refinanced Vehicles, confirmation from each lender (or the agent or assignee thereof) holding a security interest in any such Refinanced Vehicle stating unconditionally (A) that, if any sums are to be paid to such lender (or such agent or assignee) in connection with the lease of such Refinanced Vehicle, such lender (or such agent or assignee) has been paid the full amount due to it in connection with such refinancing and (B) that any lien or security interest of such lender (or any such agent or assignee) in such Refinanced Vehicle has been released;

(d)           reserved;

(e)           an Officer’s Certificate stating that all the conditions precedent under this Lease to the leasing of such Refinanced Vehicles under this Lease have been satisfied.

SECTION 5.           RENT AND CHARGES. Each Lessee will pay Rent and certain other charges on a monthly basis as set forth in this Section 5.

Section 5.1.            Payment of Rent. On each Payment Date, and on each other date on which interest is due and payable under the terms of a Group I Supplement, each Lessee shall pay to the Lessor the aggregate of all Rent payable on such Payment Date or other date, as the case may be, with respect to the Vehicles leased by such Lessee, as provided in the Lease Annex.

Section 5.2.            Reserved.

Section 5.3.            Reserved.

Section 5.4.            Payment of Termination Payments and Casualty Payments. On each Payment Date, each Lessee shall pay to the Lessor all Casualty Payments and Termination Payments that have accrued with respect to the Vehicles leased hereunder by such Lessee, as provided in, respectively, Sections 7 and 12.3.

Section 5.5.            Late Payment. In the event any Lessee fails to remit payment of any amount due under this Lease on or before the Payment Date therefor or when otherwise due and payable hereunder, the amount not paid will be considered delinquent and such Lessee will pay a late charge on each Payment Date with respect to the related Interest Period equal to the product of (a) the VFR for such Interest Period (converted to a rate per annum) plus 1%, times (b) the delinquent amount for the period during such Interest Period from the Payment Date (or other date) on which such payment was due until the date such delinquent amount (with accrued interest) is received by the Trustee times (c) the actual number of days elapsed during such Interest Period or such relevant portion thereof divided by 360.

Section 5.6.            Making of Payments. All payments of Rent and of all other Liabilities shall be made by the applicable Lessee and, when applicable, the Guarantor to, or for the account of, the Lessor (or, in the case of any payment pursuant to Section 15, the applicable Indemnified Person) in immediately available funds, without setoff, counterclaim or deduction of any kind. All such payments shall be made to the Group I Collection Account or, in the case of payments made pursuant to Section 24.10(iii) or (iv), the Master Collateral Account (or, in each such case, such other account as the Trustee may from time to time specify to the Lessees) or, in the case of any such payment pursuant to Section 15 to, or for the account of, any Indemnified Person other than the Lessor, to the account designated by such Indemnified Person to the applicable Lessee, in each case with such payment to be made not later than 12:00 noon, New York City time, on the date due; and funds received after that hour shall be deemed to have been received on the next following Business Day. The Lessor hereby specifies that all (i) payments made in respect of Program Vehicles by the Manufacturers and related auction dealers under the Manufacturer Programs (unless otherwise specified following a sale or pledge of Vehicle Repurchase Rights), (ii) amounts representing the proceeds from sales of Program Vehicles (other than under the related Manufacturer Program) and Non-Program Vehicles (including amounts paid to the Lessor by a Manufacturer as a result of the sale of any such Vehicle outside such Manufacturer’s Manufacturer Program) to third parties and (iii) payments with respect to any other Master Collateral securing the Group I Notes (other than certain amounts as and to the extent described in Section 2.3(d)), shall be deposited in the Master Collateral Account for the benefit of the Trustee (on behalf of the Group I Noteholders). If any payment of Rent (or other Liability) falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day and Monthly Variable Rent shall accrue through such Business Day.

SECTION 6.           RESERVED.

SECTION 7.           CASUALTY AND INELIGIBLE VEHICLES. If a Vehicle suffers a Casualty or ceases to be an Eligible Vehicle, then the Lessee thereof shall (a) cause the Servicer to include notice of such occurrence in the next related Monthly Vehicle Statement required to be delivered by the Servicer under Section 24.6(iv), and (b) on the Payment Date next succeeding the last day of the Related Month in which such Lessee obtained actual knowledge that such Vehicle has suffered a Casualty or ceased to be an Eligible Vehicle, pay to the Lessor an amount (a “Casualty Payment”) equal to the Termination Value of such Vehicle, calculated as of the first day of the Related Month in which such Lessee obtained actual knowledge that such Vehicle suffered a Casualty or ceased to be an Eligible Vehicle (net of Monthly Base Rent made in respect of such Vehicle during such Related Month). Upon payment by the applicable Lessee to the Lessor in accordance herewith of the Casualty Payment for any Vehicle that has suffered a Casualty or ceased to be an Eligible Vehicle, (i) the Lessor, if requested by such Lessee, shall cause title to any such Vehicle to be transferred to such Lessee to facilitate liquidation of such Vehicle by the Lessee, (ii) such Lessee shall be entitled to any physical damage insurance proceeds applicable to such Vehicle (if at such time such Lessee carries such insurance coverage) and, to the extent the Lessor receives any such insurance proceeds following the payment by the Lessee of the related Casualty Payment, the Lessor shall cooperate in promptly remitting such insurance proceeds to the Lessee and (iii) the Lien of the Master Collateral Agent on such Vehicle shall automatically be released thereby.

SECTION 8.           VEHICLE USE. Each Lessee shall use Vehicles leased hereunder solely for such Lessee’s domestic daily rental car operations, whether through Fleet Sharing Parties or directly; provided that a Lessee (the “Named Lessee”) may permit another Lessee, the Guarantor, a lessee under any other Leasing Company Lease,

Alamo Rental (US) Inc. or National Rental (US) Inc. or, subject to (A) receipt of prior consent of the Required Noteholders of each Series of Group I Notes and (B) delivery of 30 days prior notice to Moody’s, any other Affiliate of the Guarantor who operates a nationally recognized domestic daily rental car operation (each such entity, an “Other Permitted User”) to use Vehicles leased by the Named Lessee hereunder in the ordinary course of the domestic daily rental car operations of such Other Permitted User (but the Named Lessee shall remain fully liable for its obligations under this Lease and the other Related Documents); provided further that a Lessee may, from time to time, permit Fleet Sharing Parties to use Vehicles leased by such Lessee hereunder pursuant to Lessee Agreements, including Fleet Sharing Agreements, used in the ordinary course of the Lessee’s business, and each such Fleet Sharing Party shall rent Vehicles used by it pursuant to a Fleet Sharing Agreement to consumers in the ordinary course of such Fleet Sharing Party’s domestic daily rental car operations; provided further, however, that the aggregate Net Book Value of all Vehicles subject to Fleet Sharing Agreements on any day plus the aggregate Net Book Value (as defined in the applicable Leasing Company Lease) of all Vehicles (as defined in the applicable Leasing Company Lease) leased under all other Leasing Company Leases subject to Fleet Sharing Agreements (as defined in the applicable Leasing Company Lease) on such day shall not exceed an amount equal to the greater of (a) 10% of the sum of the aggregate Net Book Value of all Vehicles leased under this Lease and the aggregate Net Book Value (as defined in the applicable Leasing Company Lease) of all Vehicles (as defined in the applicable Leasing Company Lease) leased under all such other Leasing Company Leases on such day, and (b) such greater amount in respect of which the Rating Agency Confirmation Condition with respect to each Series of Group I Notes shall have been satisfied; provided, however, any such Rating Agency Confirmation Condition in respect of Moody’s shall be satisfied if Moody’s has given its prior written notice of the intention to increase the preceding 10% limitation to a greater amount pursuant to clause (b). Notwithstanding any such Lessee Agreement, each Lessee shall remain fully liable for its obligations under this Lease and the other Related Documents (including any obligation hereunder or thereunder that it may cause any Fleet Sharing Party to perform or fulfill). Each Lessee shall promptly and duly execute, deliver, file and record all such documents, statements, filings and registrations, and take such further actions as the Lessor, the Master Collateral Agent, the Servicer or the Trustee shall from time to time reasonably request in order (x) to establish, perfect and maintain the Lessor’s title to and interest in the Vehicles and the related Certificates of Title as against any third party in any applicable jurisdiction and (y) to establish, perfect and maintain the Master Collateral Agent’s lien on all Vehicles as noted on the related Certificates of Title as a perfected first-priority lien in any applicable jurisdiction. A Lessee may, at the Lessee’s sole expense, change the place of principal location of any Vehicles. Within sixty (60) days after any such change of location, the Lessee shall take all actions necessary (i) to maintain the perfected first-priority Lien of the Master Collateral Agent on such Vehicles as noted on the Certificates of Title with respect to such Vehicles and the Lessor shall cooperate to the extent required for the Lessee to do so, and (ii) to meet all material legal requirements applicable to such Vehicles in connection with, or as a result of, such change of location. Following a Lease Event of Default or Manufacturer Event of Default, and upon the Lessor’s request, each

Lessee shall advise the Lessor in writing where all Vehicles leased hereunder as of such date are principally located. No Lessee shall knowingly use any Vehicles, or knowingly permit the same to be used, for any unlawful purpose. Each Lessee shall, and shall require the Fleet Sharing Parties to, use reasonable precautions to prevent loss or damage to Vehicles. Each Lessee shall, or shall cause the Fleet Sharing Parties to, comply in all material respects with all applicable statutes, decrees, ordinances and regulations regarding acquiring, titling, registering, leasing, insuring and disposing of Vehicles and shall, and shall require the Fleet Sharing Parties to, take reasonable steps to ensure that operators are licensed. Each Lessee shall, or shall cause each applicable Fleet Sharing Party to, perform, at its own expense, such vehicle preparation and conditioning services with respect to Vehicles leased by it as are customary.

SECTION 9.           REGISTRATION; LICENSE; TRAFFIC SUMMONSES; PENALTIES AND FINES. Each Lessee, at its expense, shall be responsible for proper registration and licensing of Vehicles leased by it hereunder, for submitting the appropriate documentation to the appropriate state authorities to obtain Certificates of Title for Vehicles reflecting the name of the Lessor as owner of such Vehicle with the Lien of the Master Collateral Agent noted thereon as first lienholder, and where required, such Lessee shall, or shall cause the related Fleet Sharing Parties to, have Vehicles inspected by any appropriate governmental authority; provided, however, that possession of all Certificates of Title shall remain with the Servicer or an Affiliate thereof (including the related Sub-Servicer) unless otherwise required or permitted by the Master Collateral Agency Agreement. Each Lessee shall pay or cause to be paid all registration fees, title fees, license fees, traffic summonses, penalties, judgments and fines and other similar amounts incurred with respect to any Vehicle during the Vehicle Term for such Vehicle or imposed during the Vehicle Term for such Vehicle by any governmental authority or any court of law or equity in connection with the Lessee’s operation of Vehicles, and any such amounts paid by the Lessor on a Lessee’s behalf, in its discretion upon at least fifteen (15) days’ prior notice to such Lessee, will be reimbursed within thirty (30) days of the Lessor notifying such Lessee of such payment; provided, however, that the Lessor shall not pay on any Lessee’s behalf any traffic summons, or any penalty, judgment or fine for so long as such amount is being contested by such Lessee in good faith and by appropriate proceedings with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP and provided that such Lessee has agreed in writing to indemnify and hold the Lessor harmless from and against all loss, liability and expense arising out of such unpaid amounts (and, in any case, for so long as forfeiture of any Vehicles or other Master Collateral will not result from the failure to pay any such amounts). The Lessor agrees to execute a power of attorney substantially in the form of Attachment B hereto (a “Power of Attorney”), and such other documents as may be necessary in order to allow the Lessees and the Servicer to title, register and dispose of the Vehicles leased hereunder; and each Lessee and the Servicer acknowledges and agrees that it has no right, title or interest in or with respect to any Certificate of Title. Notwithstanding anything herein to the contrary, the Lessor may terminate such Power of Attorney as provided in Section 17.3(vii).

SECTION 10.         MAINTENANCE AND REPAIRS. Each Lessee shall, or shall cause the related Fleet Sharing Parties to, pay for all maintenance and repairs to keep Vehicles leased by it hereunder in good working order and condition, and shall, or shall cause such Fleet Sharing Parties to, take reasonable steps to maintain such Vehicles as required in order to keep the Manufacturer’s warranty in force. Each Lessee shall, or shall cause the related Fleet Sharing Parties to, return each Vehicle to an authorized Manufacturer facility or the applicable Manufacturer’s authorized warranty station (which may be a facility of any Lessee) for warranty work. Each Lessee shall, or shall cause the related Fleet Sharing Parties to, take reasonable steps to comply with any Manufacturer’s recall of any Vehicle. Each Lessee shall, or shall cause the related Fleet Sharing Parties to, pay, or cause to be paid, all usual and routine expenses incurred in the use and operation of Vehicles leased by it hereunder including, but not limited to, fuel, lubricants, and coolants. The Lessor, upon thirty (30) days’ prior notice to the applicable Lessee, may pay any such expenses that have not otherwise been paid by, or on behalf of, such Lessee (including any failure by a Fleet Sharing Party to pay any such expenses), and any expenses paid by the Lessor on a Lessee’s behalf for maintenance, repair, operation or use by the Lessee of Vehicles will promptly be reimbursed (in any event no later than the next Payment Date following such payment) by such Lessee to the Lessor. No Lessee shall, without the prior consent of the Lessor, make any material alterations to (i) any Vehicle which is a Program Vehicle which would result in a reduction of the Repurchase Price for such Vehicle or make the Vehicle no longer eligible for repurchase or sale under the applicable Manufacturer Program or (ii) any Vehicle which is a Non-Program Vehicle which is likely to materially adversely affect the resale value of such Non-Program Vehicle. Any improvements or additions to a Vehicle shall become and remain the property of the Lessor, except that any addition or improvement to a Vehicle made by a Lessee shall remain the property of such Lessee if it can be disconnected or removed from the Vehicle without impairing the functioning or resale value thereof, other than any function or value provided by such addition or improvement.

SECTION 11.         MANUFACTURER WARRANTIES. If a Vehicle leased hereunder is covered by a manufacturer’s warranty, the Lessee thereof, during the Vehicle Term, shall have the right to make any claims under such warranty which the Lessor could make and to receive related proceeds directly.

SECTION 12.         VEHICLE RETURN GUIDELINES.

Section 12.1.          Vehicle Turn-in Condition. As used herein “Vehicle Turn-In Condition” with respect to each Program Vehicle leased hereunder shall mean a set of criteria for evaluating such Vehicle upon its delivery at the end of its Vehicle Term, which criteria will be determined in accordance with the related Manufacturer Program. Each Program Vehicle not meeting the applicable Manufacturer Program’s vehicle turn-in condition requirements will, unless redesignated as a Non-Program Vehicle in accordance with Section 14, be purchased (or will otherwise be the subject of a Casualty Payment) by the related Lessee as if it were a Casualty in accordance with the procedure set forth in Section 7.

Section 12.2.          Disposition Procedure. (a)  Program Vehicles. Unless such Vehicle is redesignated as a Non-Program Vehicle in accordance with Section 14 or the Lessee thereof exercises its option to purchase such Vehicle as permitted by, and pursuant to the requirements of, this Lease, or such Vehicle is sold in the ordinary course outside the Manufacturer Program for proceeds that equal or exceed the payment that would be obtained from the Manufacturer under the Manufacturer Program as contemplated by Section 27, then prior to the end of the Vehicle Term, each Lessee will, or will cause the related Fleet Sharing Party to, deliver each Program Vehicle leased by it hereunder (other than a Casualty or a Vehicle that has ceased to be an Eligible Vehicle) to the nearest related Manufacturer official auction or other facility designated by such Manufacturer at the Lessee’s sole expense and in accordance with the terms of the applicable Manufacturer Program; provided, that the timing of such delivery by the Lessee will be at its option so long as such delivery is made in accordance with Section 24.5. Any transportation allowance (for delivery costs), auction assistance allowance and any other allowances offered under a Manufacturer Program (other than incentive payments for selling Program Vehicles outside the related Manufacturer Program), and any rebates or credits applicable to the unexpired term of any license plates for a Vehicle shall inure to the benefit of the Lessee thereof and, to the extent received by the Lessor, the Trustee or the Master Collateral Agent, shall promptly be paid over to the applicable Lessee. Each Lessee will comply with the requirements of law and the requirements of the Manufacturer Programs in connection with, among other things, the delivery of Certificates of Title, documents of transfer signed as necessary, signed Condition Reports, and signed odometer statements for the Vehicles.

(b)           Non-Program Vehicles. Each Lessee agrees to use commercially reasonable efforts to dispose of, at its own expense, on behalf of the Lessor, each Vehicle that is a Non-Program Vehicle (i) in a manner reasonably likely to maximize proceeds from such disposition and consistent with industry practice and (ii) prior to the expiration of the Non-Program Maximum Term for such Non-Program Vehicle; provided that Lessee may commence such efforts, at its option, any time prior to the expiration of the Non-Program Maximum Term.

Section 12.3.          Termination Payments for Vehicles. (a)  Program Vehicle Termination Payments. On the first Payment Date on or after the earlier of (i) the last day of the Related Month in which the Repurchase Price with respect to any Program Vehicle that has been accepted for repurchase or sale pursuant to the applicable Manufacturer Program is received by the applicable Lessee, the Lessor, the Master Collateral Agent or the Trustee by deposit into the Master Collateral Account or the Group I Collection Account (provided that, if for any reason the Repurchase Price has been received directly by a Lessee, then such Repurchase Price shall be deemed “received” for purposes of this Section 12.3 on the earlier of (a) the date on which such Repurchase Price has been deposited into the Group I Collection Account or Master Collateral Account, in accordance with the Master Collateral Agency Agreement and (b) the second Business Day after receipt by such Lessee) and (ii) the thirtieth (30th) day after the expiration of the Repurchase Period for such Program Vehicle, the applicable

Lessee shall pay to the Lessor in respect of such Program Vehicle any Excess Damage Charges, Excess Mileage Charges, early turnback surcharges and any other similar charges and penalties (collectively a “Program Vehicle Termination Payment”) as determined by the Manufacturer or its agent in accordance with the applicable Manufacturer Program.

(b)           Non-Program Vehicle Termination Payments. On the first Payment Date on or after the earlier of (i) the last day of the Related Month in which the Disposition Proceeds from the sale or other disposition of a Non-Program Vehicle (other than a Casualty or a Vehicle that has ceased (prior to such sale or disposition) to be an Eligible Vehicle or that has been repurchased by the Lessee thereof in accordance with this Lease) are received by the applicable Lessee, the Lessor, the Master Collateral Agent or the Trustee by deposit into the Master Collateral Account or the Group I Collection Account (provided that, if for any reason the Disposition Proceeds have been received directly by a Lessee, then, such Disposition Proceeds shall be deemed “received” for purposes of this Section 12.3 on the earlier of (a) the date on which such Disposition Proceeds have been deposited into the Group I Collection Account or the Master Collateral Account, in accordance with the Master Collateral Agency Agreement and (b) the second Business Day after receipt by such Lessee) and (ii) the thirtieth (30th) day after the Disposition Date for such Non-Program Vehicle, the applicable Lessee shall pay to the Lessor in respect of such Non-Program Vehicle an amount (a “Non-Program Vehicle Termination Payment”) equal to (A) the sum of all Program Vehicle Termination Payments due on the Payment Date that occurred in the second preceding calendar month to the calendar month during which the Vehicle Lease Commencement Date with respect to such Non-Program Vehicle occurred, divided by (B) the number of Vehicles previously leased under this Lease in respect of which such Program Vehicle Termination Payments were payable (or, if there are no Vehicles in respect of which Program Vehicle Termination Payments were payable on such Payment Date, an amount equal to (A) the sum of all “Program Vehicle Termination Payments” paid or payable under (and as defined in) each other Leasing Company Lease with respect to the Payment Date (as defined in such other Leasing Company Lease) that occurred in the second preceding calendar month to the calendar month during which the Vehicle Lease Commencement Date with respect to such Non-Program Vehicle occurred, divided by (B) the number of Vehicles (as defined in such other Leasing Company Lease) previously leased under (and as defined in) each such other Leasing Company Lease in respect of which such Program Vehicle Termination Payments were paid or were payable) (Program Vehicle Termination Payments and Non-Program Vehicle Termination Payments being referred to collectively as “Termination Payments”). If a Vehicle’s age is unknown as of its Vehicle Lease Commencement Date, such age (in months) shall be the lesser of (i) the number obtained by dividing the number of miles on the odometer of such Vehicle at the Vehicle Lease Commencement Date by 1,500 and (ii) the number of months in the period commencing on September 1 of the calendar year prior to the model year of such Vehicle through the Vehicle Lease Commencement Date for such Vehicle. The provisions of this Section 12.3 will survive the expiration or earlier termination of the Term of this Lease.

SECTION 13.         RESERVED.

SECTION 14.         REDESIGNATION OF VEHICLES. (a)  At any time, including upon the occurrence of a Manufacturer Event of Default with respect to the Manufacturer of any Program Vehicle or any such Vehicle’s becoming ineligible for repurchase by its Manufacturer or for sale at Auction under the applicable Manufacturer Program due to physical damage, repair charges or accrued mileage, in each case in excess of that permitted under the related Manufacturer Program, or due to any failure or inability to return the Vehicle to the Manufacturer or the designated auction prior to the expiration of the Repurchase Period, or due to any other event or circumstance, the Servicer (or the related Sub-Servicer) may redesignate the related Vehicle as a Non-Program Vehicle; provided that, with respect to any such redesignation other than a redesignation pursuant to and in accordance with Section 18, no Amortization Event or Potential Amortization Event with respect to any Series of Group I Notes has occurred and is continuing or would be caused by such redesignation; and provided further, in each case, in connection with any such redesignation, the Servicer shall assign a new Depreciation Schedule for such Vehicle as a Non-Program Vehicle, and in connection therewith, the Lessee of such Vehicle shall pay on the next succeeding Payment Date, as additional Monthly Base Rent due with respect to such Vehicle, an amount equal to the excess, if any, of (i) the Net Book Value of such Vehicle immediately before the redesignation over (ii) the Net Book Value of such Vehicle after recomputing the Net Book Value as of the date of such redesignation by applying the new Depreciation Schedule for such Vehicle as though such Vehicle had been a Non-Program Vehicle since the Vehicle Lease Commencement Date for such Vehicle. Subsequent to the occurrence of a Manufacturer Event of Default pursuant to clause (ii) of the definition thereof with respect to the Manufacturer of any Program Vehicle, the Servicer (or the related Sub-Servicer) shall promptly notify the Rating Agencies with respect to each Series of Group I Notes of any redesignation of Program Vehicles of such Manufacturer as Non-Program Vehicles pursuant to this Section 14.

(b)           At any time, the Servicer (or the related Sub-Servicer) may redesignate a Non-Program Vehicle as a Program Vehicle if the related Manufacturer has acknowledged in writing that such Vehicle is entitled to the benefits of its Manufacturer Program, including, without limitation, redesignation following either the assumption by a Manufacturer of its Manufacturer Program or the satisfaction of the Confirmation Condition with respect to such Manufacturer in each case following an Event of Bankruptcy with respect to such Manufacturer; provided that in connection with any such redesignation, the Servicer shall apply the depreciation charges applicable under the related Manufacturer Program depreciation schedule specified or implied under the applicable Manufacturer Program, as if it had been in effect at the time of purchase of such Vehicle, and if applying such revised depreciation schedule results in a decrease of the Net Book Value of such Vehicle, the Lessee of such Vehicle shall pay any such decrease as additional Monthly Base Rent due with respect to such Vehicle on the next succeeding Payment Date.

SECTION 15.         GENERAL INDEMNITY AND PAYMENT OF EXPENSES.

Section 15.1.          Indemnity and Payment of Expenses by the Lessees. Each Lessee agrees jointly and severally to indemnify and hold harmless the Lessor and the Trustee, and each of their respective directors, officers, agents and employees (collectively, the “Indemnified Persons”), against any and all claims, demands, actions, causes of action, losses, costs, liabilities and damages of whatsoever nature, and all reasonable expenses incurred in connection therewith (including reasonable fees and disbursements of counsel), relating to or in any way arising out of:

15.1.1.     the ordering, delivery, acquisition, title on acquisition, rejection, installation, possession, ownership, titling, retitling, registration, re-registration, custody by the Lessee of title and registration documents, use, non-use, misuse, operation, leasing, deficiency, defect, transportation, repair, maintenance, control or disposition (including the failure to return any Program Vehicle in accordance with the relevant Manufacturer Program) of any Vehicle leased hereunder or to be leased hereunder, including, without limitation, any such Vehicle shared with a Fleet Sharing Party. The foregoing shall include, without limitation, any liability (or any alleged liability) of the Lessor or any other Indemnified Person to any third party arising out of any of the foregoing, including, without limitation, all reasonable legal fees, costs and disbursements arising out of such liability (or alleged liability);

15.1.2.     all (i) federal, state, county, municipal, foreign or other fees and taxes of whatsoever nature, including but not limited to license, qualification, registration, sales, use, gross receipts, ad valorem, business, property (real or personal), excise, motor vehicle, and occupation fees and taxes, with respect to any Vehicle or the acquisition, purchase, sale, lease, rental, use, operation, control, ownership or disposition of any Vehicle by any Person or measured in any way by the value thereof or by the business of, investment by, or ownership by the Lessor or a Lessee with respect thereto, (ii) federal, state, local and foreign income taxes and penalties and interest thereon, whether assessed, levied against or payable by the Lessor or otherwise as a result of its being a member of any group of corporations including any Lessee that files any tax returns on a consolidated or combined basis, and (iii) documentary, stamp, filing, recording, mortgage or other taxes, if any, which may be payable by the Lessor, a Lessee or any other Indemnified Person in connection with the execution, delivery, recording or filing of this Lease or the other Related Documents or the leasing of any Vehicles hereunder and any penalties or interest with respect thereto; provided, however, that the following taxes are excluded from the indemnity provided in clauses (i) through (iii) above:

(A)          any franchise tax or tax on, based on, with respect to, or measured by, the net income of such Indemnified Person (including federal alternative minimum tax) other than any taxes or other charges which may be imposed as a result of any determination by a taxing authority that the Lessor is not the owner for tax purposes of the Vehicles leased hereunder or that the Lease is not a “true lease” for tax purposes or that depreciation deductions that would be available to the owner of such Vehicles are disallowed, or that the Lessor is not entitled to include the full purchase price for any such Vehicle in basis including any amounts payable in respect of interest charges, additions to tax and penalties that may be imposed, and all attorneys’ and accountants’ fees and expenses and all other fees and expenses that may be incurred in defending against or contesting any such determination; and

(B)           any tax with respect to any Vehicle leased by a Lessee hereunder or any transaction relating to such Vehicle to the extent it covers any period beginning after the earlier of (A) the discharge in full of such Lessee’s obligation to pay Monthly Base Rent, Monthly Variable Rent and any other amount payable hereunder with respect to such Vehicle or (B) the expiration or other termination of this Agreement with respect to such Vehicle, unless such tax accrues in respect of any period during which such Lessee holds over such Vehicle;

15.1.3.     any violation by a Lessee of this Lease or of any Related Documents to which a Lessee is a party or by which it is bound or any laws, rules, regulations, orders, writs, injunctions, decrees, consents, approvals, exemptions, authorizations, licenses and withholdings of objection of any governmental or public body or authority and all other requirements having the force of law applicable at any time to any Vehicle or any action or transaction by a Lessee with respect thereto or pursuant to this Lease;

15.1.4.     all costs, fees, expenses, damages, claims and liabilities (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel) in connection with, or arising out of, any claim made by any third party against the Lessor or the Trustee (with respect to the Trustee only if it has first sought to receive indemnity otherwise available to it under any of the Related Documents from any Person with respect to such costs, fees, expenses, damages, claims and liabilities and only to the extent that it has not otherwise been compensated in full for such costs, fees, expenses, damages, claims and liabilities) arising out of or in connection with the Related Documents (including, without limitation, in connection with any audit or investigation conducted by a Manufacturer under its Manufacturer Program).

All obligations provided for in this Section 15 shall survive any termination of this Lease, and, to the extent that any of such obligations are unenforceable for any reason, each Lessee agrees to the payment and satisfaction of each such obligation which is permissible under applicable law.

Notwithstanding the foregoing, the Lessees shall have no duty to indemnify any Indemnified Person for any claim, demand, liability, cost, or expense to the extent such claim, demand, liability, cost or expense arises out of or is due to such Person’s gross negligence or willful misconduct.

Section 15.2.          Reimbursement Obligation by the Lessees. Each Lessee shall forthwith upon demand reimburse each Indemnified Person for any sum or sums expended with respect to any of the foregoing, or shall pay such amounts directly upon request from such Indemnified Person; provided, however, that, if so requested by a Lessee, such Indemnified Person shall submit to such Lessee a statement documenting in reasonable detail any such demand for reimbursement or payment. To the extent that a Lessee in fact indemnifies any Indemnified Person under the indemnity provisions of this Lease, such Lessee shall be subrogated to the rights of such Indemnified Person, in the affected transaction and shall have a right to determine the settlement of claims therein. The obligations of each Lessee contained in this Section 15 shall survive the expiration or earlier termination of this Lease or any lease of any Vehicle hereunder; provided, however, that, in the case of indemnities relating to the acquisition or leasing of Vehicles, the factual or legal circumstances giving rise to the Lessor’s or any other Indemnified Person’s exposure to liability occur during the period that this Lease is in effect as to the Vehicle for which such exposure to liability arose.

Section 15.3.          Notice to Lessee of Claims. Each applicable Indemnified Person, shall promptly notify the Lessee in writing (a “Notice of Claim”) of the pendency of any such claim, action or facts referred to in this Section 15 for which indemnity may be required.

Section 15.4.          Defense of Claims. Defense of any claim referred to in this Section 15 for which indemnity may be required shall, at the option and request of any applicable Lessee, be conducted by such Lessee. Following receipt of any Notice of Claim, such Lessee will inform the Indemnified Person of its election to defend such claim. Such Indemnified Person may participate in any such defense at its own expense, provided such participation, in such Lessee’s reasonable opinion, does not interfere with such Lessee’s defense. Each Lessee agrees that no Indemnified Person will be liable to the Lessees for any claim caused directly or indirectly by the inadequacy of any Vehicle for any purpose or any deficiency or defect therein or the use or maintenance thereof or any repairs, servicing or adjustments thereto or any delay in providing or failure to provide such or any interruption or loss of service or use thereof or any loss of business, all of which shall be the risk and responsibility of the Lessees, except to the extent that any of the foregoing is caused by the gross negligence or willful misconduct of such Indemnified Person. The rights and indemnities of each Indemnified Person hereunder are expressly made for the benefit of, and will be enforceable by, each Indemnified Person notwithstanding the fact that such Indemnified Person is not or is no longer a party to (or entitled to receive the benefits of) this Lease. This general indemnity shall not affect any claims of the type discussed above, or otherwise, which a Lessee may have against any Manufacturer.

Section 15.5.          Third-Party Beneficiary. The Trustee shall be a third-party beneficiary under this Article 15.

SECTION 16.         SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Lease shall be binding upon the Lessor, the Lessees, the Servicer, the Guarantor and their respective successors and assigns, and shall inure to the benefit of the Lessees, the Lessor, the Servicer, the Guarantor and the Trustee (for the benefit of the Group I Noteholders), the Master Collateral Agent (for the benefit of the ARG Trustee as Beneficiary under the Master Collateral Agency Agreement), any other Indemnified Person, and their respective successors and assigns; provided, however, that neither the Guarantor nor any Lessee (except as expressly provided herein) shall have the right to assign its rights or delegate its duties under this Lease without (i) the prior written consent of the Lessor and the Trustee and (ii) the Rating Agency Confirmation Condition, if any, with respect to each Series of Group I Notes having been satisfied prior thereto; provided, further, however, that nothing herein contained shall be deemed to restrict (w) the right of any Lessee to rent Vehicles to customers in the ordinary course of its domestic daily rental businesses, (x) the right of any Named Lessee to permit an Other Permitted User to use Vehicles leased by the Named Lessee hereunder in the ordinary course of the domestic daily rental car operations of such Other Permitted User in accordance with the terms of this Lease (but the Named Lessee shall remain fully liable for its obligations under this Lease and the other Related Documents), (y) the right of any Lessee to share certain of the Vehicles leased by it with Fleet Sharing Parties (subject to the limitations specified in Section 8), for use in the ordinary course of the domestic daily rental businesses of such Fleet Sharing Parties in accordance with the terms of this Lease or (z) the right of the Servicer to perform its obligations as Servicer through a Sub-Servicer, subject to the limitations specified in Section 26 and provided that the Servicer shall remain fully liable for its obligations under this Lease and the other Related Documents. Any purported assignment in violation of this Section 16 shall be void and of no force or effect. Nothing contained herein shall be deemed to restrict the right of any Lessee to acquire or dispose of, by purchase, lease, financing, or otherwise, motor vehicles that are not subject to the provisions of this Lease.

SECTION 17.         DEFAULT AND REMEDIES THEREFOR.

Section 17.1.          Events of Default. Any one or more of the following will constitute an event of default (a “Lease Event of Default”) as that term is used herein:

17.1.1.     Non-Payment of Liabilities. The occurrence of (i) a default in the payment when due of any Monthly Base Rent, Monthly Variable Rent, Termination Payment or Casualty Payment, and the continuance thereof for, except in the case of any Monthly Variable Rent, two (2) Business Days and, in the case of any Monthly Variable Rent, five (5) Business Days, or (ii) a default by any Lessee or the Guarantor in the payment when due of any amount payable under this Lease (other than amounts described in clause (i) above) and the continuance thereof for five (5) Business Days;

17.1.2.     Unauthorized Assignment. Any unauthorized assignment or transfer of this Lease by a Lessee occurs;

17.1.3.     Non-Performance of Covenants and Obligations. Any Lessee, the Servicer or the Guarantor fails to comply with or perform any covenant, condition, agreement or provision of this Lease (which failure does not constitute a Lease Event of

Default under any of the other provisions of this Section 17) and the continuance of such failure (other than any such failure to comply with the provisions of Section 25.1, as to which there shall be no cure period) for thirty (30) days after the earlier of (x) the date the Lessor, the Master Collateral Agent, the Trustee or any Group I Noteholder delivers written notice thereof to such Lessee, the Servicer or the Guarantor and (y) the date such Lessee, the Servicer or the Guarantor obtains actual knowledge thereof;

17.1.4.     Breach of Representation or Warranty. Any representation or warranty made by a Lessee, the Servicer or the Guarantor in this Lease or any Related Document is incorrect in any material respect (to the extent that such representation or warranty does not incorporate a materiality limitation in its terms (and otherwise, is incorrect in any respect)) as of the date such warranty or representation is made and continues to be incorrect in any material respect (to the extent that such warranty or representation does not incorporate a materiality limitation in its terms (and otherwise, continues to be incorrect in any respect)) for a period of thirty (30) days after the earlier of (i) the date on which written notice thereof shall have been given to such Lessee, the Servicer or the Guarantor by the Lessor, the Master Collateral Agent, any Group I Noteholder or the Trustee, and (ii) the date on which such Lessee, the Servicer or the Guarantor obtains actual knowledge thereof; or any schedule, certificate, financial statement, report, notice, or other material writing furnished by a Lessee, the Servicer or the Guarantor to the Lessor or the Trustee is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified and which continues to be incorrect in any material respect for a period of ten (10) days after the earlier of (a) the date on which written notice thereof shall have been given to such Lessee, the Servicer or the Guarantor by the Lessor, the Master Collateral Agent, the Trustee or any Group I Noteholder, and (b) the date on which such Lessee, the Servicer or the Guarantor obtains actual knowledge thereof;

17.1.5.     Event of Bankruptcy. The occurrence of an Event of Bankruptcy with respect to any Lessee or the Guarantor;

17.1.6.     Invalidity of Lease. All or any portion of this Lease shall at any time and for any reason not be in full force and effect or be declared to be null and void, or a proceeding shall be commenced by a Lessee or the Guarantor, or by any governmental authority having jurisdiction over the Lessee or the Guarantor, as applicable, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof);

17.1.7.     Certain Amortization Events. The occurrence of an Amortization Event under Section 9.1 (a) or (c) of the Base Indenture or a Liquidation Event of Default which in any such case continues beyond any applicable cure period specified in the Indenture.

Section 17.2.          Effect of Lease Event of Default; Limited Liquidation Event of Default or Liquidation Event of Default. (a)  If a Lease Event of Default described in Section 17.1.1(i), 17.1.2, 17.1.5 or 17.1.7 shall occur, then the Monthly Base Rent,

Casualty Payments, the Monthly Variable Rent (in each case calculated as if the full amount of interest, principal and other charges under the Group I Notes were then due and payable in full), Termination Payments and all other charges, payments and amounts payable under this Lease shall, subject to Section 17.4, automatically, without further action by the Lessor or the Trustee, become immediately due and payable.

(b)           If a Limited Liquidation Event of Default shall occur with respect to any Series of Group I Notes, then, the Monthly Base Rent, Casualty Payments, the Monthly Variable Rent (in each case calculated as if the full amount of interest, principal and other charges under such Group I Notes were then due and payable in full) and Termination Payments (in each case, with respect to each Vehicle with respect to which the Lessor has terminated the applicable Lessee’s right to possession pursuant to Section 17.3(ii) or (iii)) shall, subject to Section 17.4, automatically, without further action by the Lessor or the Trustee, become immediately due and payable.

(c)           If any Lease Event of Default (other than one described in paragraph (a) above) shall occur, then the Trustee may declare the Rent and all other charges, amounts and payments (calculated as described in paragraph (a) above) to be due and payable, whereupon such Rent and such other charges, amounts and payments (as so calculated) shall, subject to Section 17.4, become immediately due and payable.

Section 17.3.          Rights of Lessor and Trustee Upon Lease Event of Default, Liquidation Event of Default or Limited Liquidation Event of Default. If a Lease Event of Default, Liquidation Event of Default or Limited Liquidation Event of Default shall occur:

(i)            In the case of a Lease Event of Default that shall have occurred and be continuing, the Lessor may proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the applicable Lessee of the applicable covenants and terms of this Lease or to recover damages for the breach hereof calculated in accordance with Section 17.4;

(ii)           In the case of a Liquidation Event of Default or a Limited Liquidation Event of Default that shall have occurred and be continuing, the Lessor and the Trustee, to the extent provided in the Indenture and subject to Section 17.4, shall have all the rights against the Lessees and the Collateral provided in the Indenture upon such a Liquidation Event of Default or a Limited Liquidation Event of Default, as the case may be, including the right to take (under the specified circumstances) possession of Vehicles (to the extent specified in this Lease or the Indenture, as applicable) immediately;

(iii)          In the case of a Liquidation Event of Default that shall have occurred and be continuing, the Lessor may, by notice in writing to the Lessees, terminate this Lease in its entirety and/or the right of possession hereunder of the Lessees as to the Vehicles, and the Lessor may direct delivery by the Lessees of Certificates of Title to the Vehicles, whereupon all rights and interests of the Lessees to the Vehicles (except as otherwise provided herein) will cease and terminate (but the Lessees will remain liable hereunder for the payment of certain amounts as herein provided, calculated in accordance with Section 17.4); and, in the case of a Limited Liquidation Event of Default that shall have occurred and be continuing, the Lessor may, by notice in writing to the Lessees, terminate the right of possession hereunder of any Lessee as to such number of Vehicles as will generate proceeds from liquidation in an amount sufficient to pay all principal of and interest on (and all other amounts due to the holder of) the applicable Group I Notes or to pay such lesser amount as is required to be paid pursuant to the applicable Group I Supplement, and the Lessor may direct delivery by such Lessees of Certificates of Title to such Vehicles, whereupon all right, title and interest of such Lessees to such Vehicles (except as otherwise provided herein) will cease and terminate (but such Lessees will remain liable hereunder for the payment of certain amounts as herein provided, calculated in accordance with Section 17.4). Upon any termination of the right to possession of any one or more Lessees pursuant to the previous sentence, the Lessor or its agents may peaceably enter upon the premises of any such Lessee or other premises where such Vehicles may be located and take possession of them and thenceforth hold, possess and enjoy the same free from any right of any such Lessee, or its successors or assigns, to employ such Vehicles for any purpose whatsoever consistent with the mitigation of losses and damages, and the Lessor will, nevertheless, have a right to recover from the applicable Lessee any and all amounts which under the terms of Section 17.2 (as limited by Section 17.4) of this Lease may be then due. Each and every power and remedy hereby specifically given to the Lessor will be in addition to every other power and remedy hereby specifically given or now or hereafter existing at law, in equity or in bankruptcy and each and every power and remedy may be exercised from time to time and simultaneously and as often and in such order as may be deemed expedient by the Lessor; provided, however, that the measure of damages recoverable against the Lessees will in any case be calculated in accordance with Section 17.4. All such powers and remedies will be cumulative, and the exercise of one will not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Lessor in the exercise of any such power or remedy and no renewal or extension of any payments due hereunder will impair any such power or remedy or will be construed to be a waiver of any default or any acquiescence therein. Any extension of time for payment hereunder or other indulgence duly granted to any Lessee will not otherwise alter or affect the rights of the Lessor or the obligations hereunder of any Lessee. The acceptance by the Lessor of any payment after it will have become due hereunder will not be deemed to alter or affect the rights of the Lessor hereunder with respect to any subsequent payments or defaults therein;

(iv)          (a)  If a Lessee shall default in the due performance and observance of any of its obligations under Section 10, 24.4, 24.5, 24.6(iv), 24.6(viii), 24.7 (only to the extent such Lessee defaults in the performance of its obligation to pay titling fees and registration fees with respect to Vehicles under such Section 24.7), 24.8, 25.3 or 25.4, and such default shall continue unremedied for a period of 30 days (other than in the case of a default under Section 24.5, for which the period will be 10 days) after notice thereof shall have been given to such Lessee by the Lessor or the Master Collateral Agent or (b) an Affiliate Issuer Liquidation Event of Default relating to an “Enhancement Deficiency” with respect to any series of any notes issued under an ARG Non-Segregated Series Supplement shall have occurred, then the Lessor shall have the ability to exercise all rights, remedies, powers, privileges and claims of such Lessee against the Manufacturers under or in connection with the Manufacturer Programs with respect to (1) Vehicles such Lessee has determined to turn back to the Manufacturers under such Manufacturer Programs and (2) whether or not such Lessee shall then have determined to turn back such Vehicles, any Vehicles for which the applicable Repurchase Period will end within one month or less;

(v)           Upon a default in the performance (after giving effect to any grace periods provided herein) by a Lessee of its obligations or representations under Section 23.6 or 24.15 hereof with respect to any Vehicle, the Lessor, the Master Collateral Agent or the Trustee shall have the right to take actions reasonably necessary to correct such default with respect to the subject Vehicle including the execution of UCC-1 financing statements with respect to Manufacturer Programs and other general intangibles and the completion of Vehicle Perfection and Documentation Requirements on behalf of such Lessee;

(vi)          Upon the occurrence of a Liquidation Event of Default, the Servicer will return or cause to be returned all Vehicles which are Program Vehicles to the related Manufacturer and will otherwise dispose of Non-Program Vehicles, in each case in accordance with the instructions of the Lessor. Upon the occurrence of a Limited Liquidation Event of Default, the Servicer will return or cause to be returned Vehicles which are Program Vehicles to the related Manufacturer and will otherwise dispose of Non-Program Vehicles, in each case to the extent necessary to generate proceeds in an amount sufficient to pay all interest on and principal of (and all other amounts due to the holders of) the applicable Group I Notes or to pay such lesser amount as is required to be paid pursuant to the applicable Group I Supplement, in each case in accordance with the instructions of the Lessor. To the extent any

Manufacturer fails to accept any such Vehicles under the terms of the applicable Manufacturer Program, the Lessor shall have the right otherwise to dispose of such Vehicles and to direct the Servicer to dispose of such Vehicles in accordance with its instructions. In addition, the Lessor shall have all of the rights, remedies, powers, privileges and claims vis-à-vis each Lessee necessary or desirable to allow the Trustee to exercise the rights, remedies, powers, privileges and claims given to the Trustee pursuant to Sections 9.2 and 9.3 of the Base Indenture and the Guarantor and each Lessee acknowledges that it has hereby granted the Lessor all of the rights, remedies, powers, privileges and claims granted to the Trustee pursuant to Article 9 of the Base Indenture and that, under the circumstances set forth in the Base Indenture, the Trustee may act in lieu of the Lessor in the exercise of such rights, remedies, powers, privileges and claims; and

(vii)         Upon the occurrence and during the continuation of a Custody Revocation Trigger Event, the Lessor by notice in writing to a Lessee, may terminate the Power of Attorney as to such Lessee and the Servicer (provided that, after any such termination of the Power of Attorney, the Lessor will execute a Power of Attorney as directed by the Trustee, or the Master Collateral Agent, acting at the direction of the ARG Trustee as Beneficiary under the Master Collateral Agency Agreement, and will follow the direction of the Servicer to transfer title to Vehicles so long as such Vehicles are being transferred in accordance with the terms of this Lease). Upon any such termination of the Power of Attorney, the Servicer and each Lessee shall be relieved of any and all of their respective obligations which the Servicer or any Lessee is not authorized or permitted to perform without such Power of Attorney; provided, however the Servicer shall cooperate with and assist the ARG Trustee, the Master Collateral Agent and any other Person designated by the Beneficiary, including the Disposition Agent, and their respective agents and designees (a “Beneficiary Designee”), in facilitating such a return or sale of the Vehicles by the ARG Trustee, the Master Collateral Agent, the Beneficiary Designee or their respective agents and designees.

Section 17.4.          Measure of Damages. If a Lease Event of Default occurs and the Lessor or the Trustee exercises the remedies granted to the Lessor or the Trustee under this Section 17 or under Section 9.2 of the Indenture, the amount that the Lessor shall be permitted to recover shall be equal to:

(i)            all Rent and other charges, payments and amounts owed under this Lease (calculated as provided in Section 17.2); plus

(ii)           any reasonable out-of-pocket damages and expenses which the Lessor or the Trustee shall have sustained by reason of such Lease Event of Default, together with reasonable sums for such attorneys’

fees and such expenses as will be expended or incurred in the seizure, storage, rental or sale of the Vehicles or in the enforcement of any right or privilege hereunder or in any consultation or action in such connection; plus

(iii)          without duplication of payments made pursuant to Section 5.5, interest (calculated on the basis of a 360-day year) from time to time on amounts due and unpaid under this Lease for each Interest Period in the period from the date of the Lease Event of Default or the date payments were originally due the Lessor under this Lease or from the date of each expenditure by the Lessor or the Trustee, as applicable, which is recoverable from the Lessee pursuant to this Section 17, as applicable, to and including the date payments are made by the Lessee at a rate for each such Interest Period equal to the VFR for such Interest Period (converted to a rate per annum) plus 1%.

SECTION 18.         MANUFACTURER EVENTS OF DEFAULT. Upon the occurrence of a Manufacturer Event of Default with respect to a Manufacturer (each, a “Defaulted Manufacturer”), the Lessees on behalf of the Lessor (a) shall no longer place Vehicle Orders for additional Program Vehicles from such Defaulted Manufacturer, and (b) shall cancel any Vehicle Order for Program Vehicles of such Defaulted Manufacturer to which a VIN has not been assigned as of the date of such Manufacturer Event of Default (to the extent such Vehicle Order is cancelable, with or without penalty). Upon the occurrence of a Manufacturer Event of Default , the Servicer agrees to (i) act at the direction of the Lessor or the Trustee to take commercially reasonable action to liquidate the Program Vehicles subject to a Manufacturer Program with respect to which such Manufacturer Event of Default has occurred or (ii) convert such Program Vehicles to Non-Program Vehicles promptly, or in the case of a Specified Manufacturer Event of Default, within 30 days of the occurrence of such Specified Manufacturer Event of Default in accordance with Section 14 and subject to the limitations set forth therein.

SECTION 19.         CERTIFICATION OF TRADE OR BUSINESS USE. Pursuant to Section 7701 of the Code, each Lessee will deliver to the Lessor a certificate in the form of Attachment C hereto, warranting and certifying that (1) such Lessee intends to use the Vehicles leased by it hereunder in a trade or business of such Lessee, and (2) such Lessee has been advised that it will not be treated as the owner of the Vehicles leased by it hereunder for federal income tax purposes.

SECTION 20.         SURVIVAL. In the event that, during the term of this Lease, a Lessee or the Guarantor becomes liable for the payment or reimbursement of any obligations, claims or taxes pursuant to any provision hereof, such liability will continue, notwithstanding the expiration or termination of this Lease, until all such amounts are paid or reimbursed by such Lessee or the Guarantor.

SECTION 21.         RIGHTS OF LESSOR PLEDGED TO MASTER COLLATERAL AGENT AND TRUSTEE. Notwithstanding anything to the contrary contained in this Lease, each Lessee and the Guarantor acknowledges that the Lessor, pursuant to the Master Collateral Agency Agreement, has granted a security interest to the Master Collateral Agent, for the benefit of the ARG Trustee, as Beneficiary under the Master Collateral Agency Agreement, in all of its right, title and interest in, to and under the Vehicles, the related Manufacturer Programs (other than rights thereunder with respect to Vehicle Repurchase Rights that have been pledged or sold), the Master Collateral Account and all other related Master Collateral specified in the Master Collateral Agency Agreement as being pledged by the Lessor and that, pursuant to the Group I Supplements and the Indenture, the Lessor has granted a security interest to the Trustee (for the benefit of the Group I Noteholders) in all of its right, title and interest in, to and under the Collateral Agreements, the Group I Collection Account and the other Collateral described in the Group I Supplements. Accordingly, each Lessee and the Guarantor agree that:

(i)            Subject to the terms of the Indenture, the Trustee shall have all the rights, powers, privileges and remedies of the Lessor hereunder. Specifically, each Lessee and the Guarantor agrees that, upon the occurrence of an Amortization Event, the Trustee or, with respect to any Master Collateral, the Master Collateral Agent (for and on behalf of the ARG Trustee, as Beneficiary under the Master Collateral Agency Agreement) may exercise any right or remedy available upon the occurrence of the event or events giving rise to such Amortization Event against any Lessee or the Guarantor provided for herein or in the Indenture or the Master Collateral Agency Agreement, as applicable, and neither any Lessee nor the Guarantor will interpose as a defense that such claim should have been asserted by the Lessor;

(ii)           Upon the delivery by the Master Collateral Agent or the Trustee of any notice to a Lessee or the Guarantor stating that a Lease Event of Default or any Amortization Event has occurred, then the Lessee or the Guarantor, will, if so requested by the Master Collateral Agent (with respect to the Master Collateral) or the Trustee (with respect to the Collateral), treat the Master Collateral Agent or the Trustee, as the case may be, or the designee of the Master Collateral Agent or the Trustee, as the case may be, for all purposes as the Lessor hereunder and in all respects comply with all obligations under this Lease that are asserted by the Master Collateral Agent or the Trustee (or such designee), as the case may be, as the successor to the Lessor hereunder, irrespective of whether the Lessee or the Guarantor has received any such notice from the Lessor;

(iii)          Each Lessee acknowledges that pursuant to the Indenture, the Lessor has irrevocably authorized and directed the Lessees to, and the Lessees shall, make payments of Rent and other charges and payments under this Lease by deposit directly to the Group I Collection Account established by the Trustee for receipt of such payments pursuant to the Indenture and the Group I Supplements (or to such other account as the Trustee may from time to time specify to the Lessees), and such payments shall discharge the obligation of the Lessees to the Lessor hereunder with respect to Rent and other charges and payments to the extent of such payments;

(iv)          Upon request made by the Master Collateral Agent at any time, each Lessee will take such actions as are requested by the Master Collateral Agent to maintain the Master Collateral Agent’s perfected first priority security interest in the Vehicles leased by such Lessee under this Lease, the Certificates of Title with respect thereto and the Master Collateral pursuant to the Master Collateral Agency Agreement;

(v)           Reserved;

(vi)          In the event that the Trustee determines to take action pursuant to the provisions of Section 9.2(d) of the Base Indenture, the Trustee may, without notice to the Lessor (unless such notice is required by applicable state law), the Servicer, any Lessee or the Guarantor, direct the Master Collateral Agent to take legal proceedings for the appointment of a receiver to take possession of Vehicles pending the sale thereof and in any such event the Trustee shall be entitled to the appointment of a receiver for the Vehicles, and none of the Lessor, the Servicer, any Lessee or the Guarantor shall object to such appointment; and

(vii)         Each Lessee hereby authorizes the Lessor and the Trustee, as applicable, to give directions to the Master Collateral Agent to perform any obligation which such Lessee shall have failed to perform under the Related Documents, including, but not limited to, any directions permitted by Section 3.4 of the Master Collateral Agency Agreement.

SECTION 22.         MODIFICATION AND SEVERABILITY. No delay on the part of the Lessor, the Trustee or the Master Collateral Agent in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Lease shall in any event be effective unless the same shall be in writing and signed and delivered by the Lessor, the Lessees, and (except as to the matters referred to in Section 28.3) the Guarantor and consented to in writing by the Trustee acting at the direction and on behalf of the Required Noteholders with respect to each Series of Group I Notes under the Base Indenture. A copy of any such amendment, modification, waiver or consent shall be delivered to the Master Collateral Agent.

Notwithstanding the foregoing provisions of this Section 22, the Lessor, the Lessees and the Guarantor may, at any time and from time to time, without the consent of the Trustee or the Group I Noteholders, enter into any amendment, supplement or other modification to this Lease to cure any apparent mistake, ambiguity or defect or to correct or supplement any provision in this Lease that may be inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Lease; provided, however, that (i) any such action shall not have a materially adverse effect on the interests of any Group I Noteholders as set forth, at the request of the Trustee, in an Opinion of Counsel and a certificate of the Lessor and Lessees addressed to the Trustee and (ii) a copy of such amendment, supplement or other modification is furnished to the Trustee and (as applicable) each Rating Agency in accordance with the notice provisions hereof not later than ten days prior to the execution thereof by the Lessor, the Lessees and the Guarantor.

SECTION 23.         CERTAIN REPRESENTATIONS AND WARRANTIES. Each Lessee and the Servicer represents and warrants to the Lessor, as to itself and the Vehicles leased by it, and the Guarantor represents and warrants to the Lessor as to itself and as to each Lessee and the Servicer and as to all Vehicles, that, as of the Initial Closing Date and, except to the extent such representation and warranty expressly relates to an earlier date, (i) as of the date hereof, (ii) as of each Vehicle Funding Date and (iii) as of the Closing Date with respect to each subsequent Series of Group I Notes:

Section 23.1.          Organization; Power; Qualification. The Guarantor and each Lessee (i) is a corporation, limited liability company or partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, (ii) has the requisite power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted, and (iii) is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its businesses requires such qualification or authorization, except where the failure to so qualify is not reasonably likely to have a Material Adverse Effect.

Section 23.2.          Authorization; Enforceability. The Guarantor, the Servicer and each Lessee has the requisite power and has taken all necessary corporate action to authorize it to execute, deliver and perform this Lease and each of the other Related Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Lease has been duly executed and delivered by the Guarantor, the Servicer and each Lessee and is, and each of the other Related Documents to which any Lessee, the Servicer or the Guarantor is a party is, a legal, valid and binding obligation of such Lessee, the Servicer or the Guarantor, as applicable, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and by the availability of equitable remedies.

Section 23.3.          Compliance. The execution, delivery and performance, in accordance with their respective terms, by each Lessee, the Guarantor and the Servicer of this Lease and each of the other Related Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any consent, approval, authorization or registration not already obtained or effected, except where the failure to obtain any such consent, approval or authorization or to register is not reasonably likely to have a Material Adverse Effect, (ii) violate any applicable law with respect to any Lessee, the Servicer or the Guarantor or otherwise, as applicable, which violation is reasonably likely to have a Material Adverse Effect, (iii) conflict with, result in a breach of, or constitute a default under the certificate of incorporation or by-laws or other organizational documents, if applicable, of any Lessee, the Servicer or the Guarantor, or under any indenture, agreement, or other instrument to which any Lessee (in its capacities as Lessee or otherwise), the Guarantor or the Servicer, is a party or by which its properties may be bound, which conflict, breach or default is reasonably likely to have a Material Adverse Effect, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Guarantor or any Lessee, except Permitted Encumbrances.

Section 23.4.          Financial Information; Financial Condition. All financial statements (including the notes thereto) referred to in the following sentence and hereafter furnished to the Lessor, the Master Collateral Agent or the Trustee pursuant to Section 24.6 have been and will be prepared in accordance with GAAP and do and will present fairly the financial condition of the entities involved as of the dates thereof and the results of their operations for the periods covered thereby, subject, in the case of all unaudited statements, to normal year-end adjustments and lack of footnotes and other presentation items. Such financial statements are (i) the condensed consolidated financial statements (unaudited) of the Guarantor and its Consolidated Subsidiaries as of and for the nine months ended September 30, 2004 and the related statements of income, changes in stockholders’ equity and cash flow as of and for the nine months ended September 30, 2004, and (ii) the consolidated financial statements (as restated) of the Guarantor and its Consolidated Subsidiaries as of December 31, 2003 and for the period from October 1, 2003 to December 31, 2003 and the related statements of income, changes in stockholders equity and cash flow as of December 31, 2003 and for the period from October 1, 2003 to December 31, 2003, which (in the case of clause (i) and (ii) above) have been furnished to the Lessor and the Trustee on or prior to the date hereof.

Section 23.5.          Litigation. Except for claims as to which the insurer has admitted coverage in writing and which are fully covered by insurance, no claim, litigation (including, without limitation, derivative actions), arbitration, governmental investigation or proceeding or inquiry is pending or, to the best of the Guarantor’s, the Servicer’s and each Lessee’s knowledge, threatened against the Guarantor, the Servicer or any Lessee which is reasonably likely to have a Material Adverse Effect.

Section 23.6.          Liens. The Vehicles and other Master Collateral are free and clear of all Liens other than Permitted Liens. All Vehicle Perfection and Documentation Requirements with respect to all Vehicles on or after the date hereof have been and will continue to be satisfied, except to the extent that the failure to comply with such requirements does not, in the aggregate, materially adversely affect either the interests of the Lessor or Group I Noteholders under this Lease or the Indenture or the likelihood of payment of all Rent and other charges and payments due under this Lease.

Section 23.7.          Employee Benefit Plans. (a):  (i) During the twelve consecutive month period prior to the date hereof and prior to the Closing Date for each other Series of Group I Notes, no steps have been taken by the Guarantor, the Servicer, any Lessee, or any member of their Controlled Group, or to the knowledge of the Guarantor, the Servicer or any Lessee, by any Person, to terminate any Pension Plan that could give rise to any liability under Title IV of ERISA and (ii) no contribution failure has occurred or exists with respect to any Pension Plan maintained or previously maintained by the Guarantor, the Servicer, any Lessee, or any member of their Controlled Group sufficient to give rise to a Lien under Section 302(f)(1) of ERISA in connection with such Pension Plan; and (b) no condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to result in the incurrence by the Guarantor, the Servicer, any Lessee, or any member of the Controlled Group of liabilities (including, without limitation, Multiemployer Plan and Multiple Employer Plan withdrawal liabilities), fines or penalties in an amount that will have a Material Adverse Effect.

Section 23.8.          Securities Laws. Neither the Guarantor, the Servicer nor any Lessee is an “investment company” or is a company “controlled” by an “investment company”, within the meaning of the Investment Company Act, and the entering into or performance by the Guarantor, the Servicer and the Lessees of this Lease does not violate any provision of the Investment Company Act and does not require any consent, approval or authorization of, or registration with, the Securities and Exchange Commission or any other similar governmental or public body or authority.

Section 23.9.          Registered Organization. Each of the Guarantor, the Servicer and each Lessee is a Registered Organization.

Section 23.10.        Business Locations; Trade Names. Schedule 23.10 lists the jurisdiction under which each Lessee, the Servicer and the Guarantor is organized and where each such entity maintains its chief executive office, principal place of business, location of its consolidated business and financial records and its location for purposes of Sections 9-307 and 9-501 of the New York Uniform Commercial Code as of the date hereof; and Schedule 23.10 also lists as of the date hereof the legal name of each Lessee, the Servicer and the Guarantor and each name under or by which each Lessee conducts its business and each state in which such Lessee conducts business. Notwithstanding Section 22 hereof, Schedule 23.10 shall be deemed to be updated from time to time upon completion of the actions required by Section 25.5.

Section 23.11.        Taxes. The Guarantor, the Servicer and each Lessee has filed all material tax returns which have been required to be filed by it, and has paid or provided in all material respects adequate reserves for the payment of all taxes, including, without limitation, all payroll taxes and federal and state withholding taxes, and all assessments payable by it that have become due, other than those that are not yet delinquent or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP. As of the date hereof, there is no ongoing audit (other than routine audits) or, to the Guarantor’s, the Servicer’s or any Lessee’s knowledge, other governmental investigation of the tax liability of the Guarantor, the Servicer or any Lessee and there is no unresolved claim by a taxing authority concerning the Guarantor’s, the Servicer’s or any Lessee’s tax liability for any period for which returns have been filed or were due other than those contested in good faith by appropriate proceedings and with respect to which, in all material respects, adequate reserves have been established, and are being maintained, in accordance with GAAP.

Section 23.12.        Governmental Authorizations. The Guarantor, the Servicer and each Lessee has all licenses, franchises, permits and other governmental authorizations necessary for all businesses presently carried on by it (including owning and leasing the real and personal property owned and leased by it), except where failure to obtain such licenses, franchises, permits and other governmental authorizations is not reasonably likely to have a Material Adverse Effect.

Section 23.13.        Eligible Vehicles; Fleet Sharing Parties. Each Vehicle is or will be, on the Vehicle Funding Date therefor hereunder, an Eligible Vehicle, and each party sharing a Vehicle with a Lessee (other than an Other Permitted User using, pursuant to Section 8, Vehicles leased by such Named Lessee) is or will be, as the case may be, a Fleet Sharing Party on the date that the Fleet Sharing Agreement applicable to such Vehicle commences.

Section 23.14.        Accuracy of Information. All certificates, reports, statements, documents and other information furnished to the Lessor, the Trustee or the Master Collateral Agent by the Guarantor, the Servicer or any Lessee pursuant to any provision of any Related Document, or in connection with or pursuant to any amendment or modification of, or waiver under, any Related Document, shall, at the time the same are so furnished, be complete and correct in all material respects to the extent necessary to give the Lessor, the Trustee or the Master Collateral Agent, as the case may be, true and accurate knowledge of the subject matter thereof, and the furnishing of the same to the Lessor, the Trustee or the Master Collateral Agent, as the case may be, shall constitute a representation and warranty by the Guarantor, the Servicer or such Lessee, as applicable, made on the date the same are furnished to the Lessor, the Trustee or the Master Collateral Agent, as the case may be, to the effect specified herein.

Section 23.15.        Solvency. Neither the Guarantor, the Servicer nor any Lessee is insolvent (as such term is defined in the Bankruptcy Code), and the Guarantor, the Servicer and each Lessee has adequate capital or assets to carry on its businesses, and intends to and believes that it will be able to pay its debts as such debts become due.

Section 23.16.        Ownership. All partnership interests in the Lessor, or stock of the General Partner, owned by Vanguard are owned free and clear of all Liens; except as set forth on Schedule 23.16.

Section 23.17.        Necessary Actions. Upon the Servicer causing the Lien of the Master Collateral Agent to be noted on the Certificates of Title with respect to the Vehicles or as otherwise provided for by the Master Collateral Agency Agreement or the Indenture, all filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted to the Master Collateral Agent in respect of the Master Collateral have been accomplished and the security interest granted to the Master Collateral Agent pursuant to the Master Collateral Agency Agreement in and to the Master Collateral constitutes a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens other than Permitted Liens and is entitled to all rights, priorities and benefits afforded to perfected security interests by the UCC or other relevant law as enacted in any relevant jurisdiction.

Section 23.18.        Supplemental Documents True and Correct. All information contained in any Vehicle Order or any other material Supplemental Document which has been submitted, or which may hereafter be submitted by the Guarantor, the Servicer or any Lessee to the Lessor is, or will be as of the date of such Vehicle Order or other Supplemental Document, true, correct and complete in all material respects.

SECTION 24.         CERTAIN AFFIRMATIVE COVENANTS. Each Lessee and, as applicable, each of the Servicer and the Guarantor, covenants and agrees that, until the expiration or termination of this Lease, and thereafter until the obligations of such Lessee, the Servicer and the Guarantor under this Lease and the Related Documents are satisfied in full, unless at any time the Lessor, the Master Collateral Agent (solely in respect of Sections 24.2 and 24.3 (as it relates to keeping adequate books and records of account in which complete entries will be made), 24.5, clauses (iii) through (viii) of Section 24.6 and Sections 24.8, 24.10, 24.11, 24.12 and 24.15) and the Trustee shall otherwise expressly consent in writing, it will:

Section 24.1.          Corporate Existence; Foreign Qualification. Do and cause to be done at all times all things necessary to (i) maintain and preserve its (a) existence as a corporation, limited liability company or partnership, as applicable, and (b) power and authority to own its properties and to carry on its business, (ii) be duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary, except where the failure to so qualify is not reasonably likely to have a Material Adverse Effect and (iii) comply with all Contractual Obligations and Requirements of Law binding upon it, except to the extent that the failure to comply therewith is not reasonably likely to, in the aggregate, have a Material Adverse Effect.

Section 24.2.          Books, Records and Inspections. (i) Maintain complete and accurate books and records with respect to Vehicles leased under this Lease and the other Master Collateral; (ii) at any time and from time to time during regular business hours, upon not less than reasonable prior notice from the Lessor, the Master Collateral Agent or the Trustee, permit the Lessor, the Master Collateral Agent or the Trustee (or such other person who may be designated from time to time by the Lessor, the Master Collateral Agent or the Trustee), or its agents or representatives, to examine and make copies of such books, records and documents in the possession or under the control of such Lessee relating to the Vehicles leased under this Lease and the other Master Collateral as the Lessor, the Master Collateral Agent, the Trustee, or such person may reasonably request (including in connection with the Lessor’s, the Trustee’s or the Master Collateral Agent’s satisfaction of any requests of a Manufacturer performing an audit under its Manufacturer Program); (iii) permit the Lessor, the Master Collateral Agent or the Trustee (or such other person who may be designated from time to time by the Lessor, the Master Collateral Agent or the Trustee), or its agents or representatives, to visit the office (which office shall be in the continental United States and, if it is not the office where such materials normally are kept, shall be accessible without unreasonable effort or expense) and properties of such Lessee or the Servicer for the purpose of examining such materials, and to discuss matters relating to the Vehicles leased under this Lease and the other Master Collateral or such Lessee’s (or the Servicer’s) performance under this Lease with such Lessee’s or Servicer’s independent public accountants or with any of the officers or employees of such Lessee or the Servicer having knowledge of such matters; (iv) permit the Lessor, the Master Collateral Agent or the Trustee or any authorized representative of the Lessor, the Master Collateral Agent or the Trustee, during reasonable business hours from time to time, upon reasonable prior notice, without disruption of such Lessees’ or the Fleet Sharing Parties’ business and subject to applicable law, to inspect Vehicles and registration certificates, Certificates of Title and related documents covering Vehicles wherever the same may be located; and (v) make reasonable efforts to confirm to the Lessor, the Master Collateral Agent and the Trustee the location, mileage and condition of each Vehicle and to make available for the Lessor’s, the Master Collateral Agent’s or the Trustee’s inspection (such inspection to be conducted without disturbing the ordinary conduct of such Lessee’s business) within a reasonable time period, not to exceed forty-five (45) days, the Vehicles at the location where the Vehicles are normally domiciled; provided, however, that in the case of clauses (ii),  (iii) and (iv) above, any of the Master Collateral Agent and the Trustee and/or their agents or representatives, as applicable, examining any such material on any date shall perform such examination at the same time as the other such parties performing such examination of such material on such date.

Section 24.3.          Accounting Methods; Financial Records. Maintain, and cause its material Subsidiaries to maintain, a system of accounting established and administered in accordance with GAAP, keep, and cause its material Subsidiaries to keep, adequate records and books of account in which complete entries will be made in accordance with such accounting principles and reflecting all transactions required to be reflected by such accounting principles and keep, and cause its material Subsidiaries to keep, accurate and complete records of their respective properties and assets.

Section 24.4.          Insurance. (a)  Maintain or cause to be maintained, with financially sound and reputable insurers satisfactory to the Lessor and the Trustee, (i) personal injury and damage insurance (including self-insurance) with respect to the Vehicles and (ii) insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, in each case, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations, and the Guarantor and each Lessee shall, from time to time, deliver to the Lessor and the Trustee (as the Lessor or the Trustee shall request), copies of certificates describing all such insurance then in effect; provided, however, that any Lessee may continue its current practices of self-insurance by setting aside adequate reserves to cover any and all losses: (x) which would otherwise be covered under any standard comprehensive and collision policies of insurance; and (y) arising from liability to third parties for bodily injuries, death, and property damage in an aggregate amount reasonably determined by such Lessee and not less than that which is customary for companies of a similar size or engaged in the same or similar activities which relative to Vehicles registered, licensed, rented or to be used in the state of Oklahoma shall be in an amount which contains limits of not less than $100,000 per claim and $300,000 per occurrence for bodily injury liability and $50,000 property damage liability and bodily injury liability; provided further, however, that the Lessees shall obtain excess insurance coverage in an amount not less than $30,000,000 for any claims of liability against the Lessees relating to their ownership or use of Vehicles.

(b)           Require that each insurance policy referred to in the foregoing clause (a) provide for at least thirty (30) days’ prior written notice to the Master Collateral Agent of any termination of or proposed cancellation or nonrenewal of such policy and that each insurance policy insuring assets pledged to the Master Collateral Agent name the Master Collateral Agent as an additional insured or additional loss payee, as appropriate, pursuant to certificates in form and substance reasonably satisfactory to the Master Collateral Agent.

Section 24.5.          Manufacturer Programs. Turn in each Program Vehicle leased by a Lessee hereunder to the relevant Manufacturer within the Repurchase Period therefor pursuant to Section 12.2  (unless the Lessee (i) sells such Vehicle pursuant to Section 27 or Section 8 of Annex A hereto and, prior to the end of the Repurchase Period therefor, causes to be deposited to the Master Collateral Account the sales proceeds therefor in cash in the amount required pursuant to such applicable Section, (ii) purchases such Vehicle as permitted by, and pursuant to the requirements of, this Lease and, prior to the end of the Repurchase Period therefor, deposits in the Group I Collection Account the purchase price therefor in cash in the amount so required, (iii) in the case of any Vehicle that suffers a Casualty or ceases to be an Eligible Vehicle, deposits in the Group I Collection Account the Casualty Payment therefor in cash pursuant to Section 7 or (iv) redesignates such Vehicle as a Non-Program Vehicle in accordance with Section 14); and, with respect to each Program Vehicle leased by the Lessee hereunder, comply in all material respects with all of its obligations under the Manufacturer Program relating to such Vehicle.

Section 24.6.          Reporting Requirements. Except as otherwise specified below, furnish, or cause to be furnished to the Lessor, the Master Collateral Agent and the Trustee:

(i)            Audit Report. As soon as available and in any event within one hundred and twenty (120) days after the end of each fiscal year of the Guarantor, (x) consolidated financial statements consisting of a balance sheet of the Guarantor and its Consolidated Subsidiaries as at the end of such fiscal year and statements of income, stockholders’ equity and cash flows of the Guarantor and its Consolidated Subsidiaries for such fiscal year, setting forth in comparative form the corresponding figures for the preceding fiscal year (if applicable), certified by and containing an opinion, unqualified as to scope, of a firm of independent certified public accountants of nationally recognized standing selected by the Guarantor and acceptable to the Lessor and the Trustee, and (y) an Officer’s Certificate of an Authorized Officer of the Guarantor, addressed to the Lessor, the Trustee and the Master Collateral Agent stating that such officer has reviewed the books and records of the Guarantor and its Consolidated Subsidiaries, and certifying that no Potential Lease Event of Default or Lease Event of Default has occurred which was continuing at the close of such fiscal year or on the date of such Officer’s Certificate or, if such an event has occurred and was continuing at the close of such fiscal year or on the date of such Officer’s Certificate, the nature of such event;

(ii)           Quarterly Statements. As soon as available and in any event within sixty (60) days after the end of each of the first three quarters of each fiscal year of the Guarantor, (x) financial statements consisting of consolidated balance sheets of the Guarantor and its Consolidated Subsidiaries as at the end of such quarter and statements of income, stockholders’ equity and cash flows of the Guarantor and its Consolidated Subsidiaries for each such quarter, setting forth in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year (if applicable), all in reasonable detail and certified (subject to normal year-end audit adjustments) by a senior financial officer of the Guarantor as having been prepared in accordance with GAAP, and (y) a letter from such officer addressed to the Lessor, the Trustee and the Master Collateral Agent stating that no Potential Lease Event of Default or Lease Event of Default has come to his attention which was continuing at the end of such quarter or on the date of his letter, or, if such an event has come to his attention and was continuing at the end of such quarter or on the date of his letter, indicating the nature of such event and the action which the Guarantor proposes to take with respect thereto;

(iii)          Lease Events of Default; Amortization Events. Promptly after becoming aware thereof, (a) notice of the occurrence of any Potential Lease Event of Default or Lease Event of Default, together with a written statement of an Authorized Officer of the Lessee describing such event and the action that the Guarantor or the applicable Lessee proposes to take with respect thereto, and (b) notice of any Potential Amortization Event or Amortization Event;

(iv)          Monthly Vehicle Statements. To the Master Collateral Agent, on or before each Determination Date, the Servicer shall deliver a monthly vehicle statement (each, a “Monthly Vehicle Statement”) which shall specify (i) the last eight digits of the VIN for each Vehicle leased hereunder during the Related Month by each Lessee, (ii) the Capitalized Cost for each such Vehicle and (iii) the aggregate Net Book Value of such Vehicles as of the end of the Related Month;

(v)           Daily Reports. The Servicer shall deliver to the Master Collateral Agent, on each Business Day, a copy of the most recent Daily Report (as defined below). On each Business Day commencing on the Lease Commencement Date, the Servicer shall prepare or cause to be prepared and maintain at its office a record (each, a “Daily Report”) setting forth, with respect to the immediately preceding Business Day: (A) the aggregate amount of payments received from Manufacturers and/or auction dealers under Manufacturer Programs related to the Vehicles and deposited in the Group I Collection Account from the Master Collateral Account or otherwise, plus (B) the aggregate amount of proceeds received from third parties (other than Manufacturers and auction dealers under Manufacturer Programs) with respect to the sale of Vehicles and deposited in the Group I Collection Account from the Master Collateral Account or otherwise, plus (C) by date of sale, the aggregate amount of proceeds received from a Manufacturer Receivables Purchaser with respect to Vehicle Repurchase Rights sold to such Manufacturer Receivables Purchaser and deposited in the Group I Collection Account from the Master Collateral Account or otherwise, plus (D) by date of pledge, the aggregate amount of proceeds received from the pledge of Vehicle Repurchase Rights to a Manufacturer Receivables Transferee or a Master Exchange Lender and deposited to the Master Collateral Account and (E) the aggregate amount of other Collections deposited in the Group I Collection Account;

(vi)          Monthly Noteholder’s Statement. (a) On or before each Determination Date, an Officer’s Certificate of the Servicer (each, a “Monthly Noteholder’s Statement”), and (b) no later than 4:00 p.m. (New York City time) on the day preceding each Payment Date (provided, however, that if such day preceding a Payment Date is not a Business Day, then no later than 10:00 a.m. (New York City time) on such Payment Date), a supplementary Officer’s Certificate of the Servicer (each, a “Supplementary Noteholder’s Statement”), in each case, with respect to each Group I Supplement in such form and setting forth such information as such Group I Supplement requires with respect thereto;

(vii)         Non-Program Vehicle Report. On March 31, 2005, and on an annual basis thereafter on March 31 of each year, or as otherwise agreed by Standard & Poor’s, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer and which is acceptable to Standard & Poor’s) to furnish a report with respect to each Group I Supplement (each, a “Non-Program Vehicle Report”) to the Rating Agencies, with a copy furnished to the Lessor and the Trustee, to the effect that they have performed certain agreed upon procedures (effective through December 31 of the preceding year) as are specified in such Group I Supplement;

(viii)        Manufacturers. Promptly after obtaining actual knowledge thereof, notice of any Manufacturer Event of Default or termination or replacement of a Manufacturer Program or prospective change in any Manufacturer Program;

(ix)           Litigation. Promptly after becoming aware thereof, notice of any claims, litigation, arbitration, governmental investigation or proceeding or inquiry that is pending or, to the best of the Guarantor’s, the Servicer’s or any Lessee’s knowledge, threatened against the Guarantor, the Servicer or any Lessee which is reasonably likely to have a Material Adverse Effect;

(x)            ERISA. With respect to any Pension Plan maintained by any member of the Guarantor’s, the Servicer’s or any Lessee’s Controlled Group, promptly after becoming aware thereof, notice of (x) the termination of any such Pension Plan; (y) the failure to make a contribution to any such Pension Plan sufficient to give rise to a Lien under Section 302(f)(1) of ERISA; and (z) the existence or occurrence of a condition, event or transaction with respect to any such Pension Plan which could reasonably be expected to result in the incurrence by the Guarantor, the Servicer, any Lessee or any member of the Controlled Group of liabilities, fines or penalties in an amount that is reasonably likely to have a Material Adverse Effect;

(xi)           Notice of Final Judgment. Promptly upon becoming aware thereof, provide to Moody’s notice of any final judgment rendered against the Lessor; and

(xii)          Other. Promptly, from time to time, such other information, documents, or reports respecting the Vehicles or the other Master Collateral or the condition, financial or otherwise, or operations of the Guarantor, the Lessees or the Servicer as the Lessor, the Master Collateral Agent or the Trustee may from time to time reasonably request in order to protect the interests of the Lessor, the Master Collateral Agent or the Trustee under or as contemplated by this Lease or any other Related Document.

Section 24.7.          Taxes and Liabilities. Pay when due all material taxes, assessments and other material (determined on a consolidated basis) liabilities (including titling fees and registration fees payable with respect to Vehicles) except as contested in good faith and by appropriate proceedings with respect to which in all material respects adequate reserves have been established, and are being maintained, in accordance with GAAP and such nonpayment is not reasonably likely to result in a Material Adverse Effect.

Section 24.8.          Maintenance of the Vehicles. (i) Maintain and cause to be maintained in good repair, working order, and condition all of the Vehicles in accordance with its ordinary business practices with respect to all other vehicles owned by it and will use commercially reasonable efforts to maintain each such Vehicle that is a Program Vehicle as an eligible vehicle under the related Manufacturer Program, except in each case to the extent that any such failure to comply with such requirements is not reasonably likely to, in the aggregate, materially adversely affect the interests of the Lessor, the Master Collateral Agent, the Group I Noteholders or the Trustee in, to and under this Lease, the Master Collateral Agency Agreement and its supplements and addenda, the Indenture and the Group I Supplements then in effect or the likelihood of the Lessee’s payment of its obligations hereunder and (ii) perform (subject to any applicable grace periods) all of its obligations as Servicer as set forth in the Master Collateral Agency Agreement.

Section 24.9.          Maintenance of Separate Existence. (i) Maintain in place all policies and procedures, and take and continue to take all actions, described in the factual assumptions set forth in those certain opinion letters issued by Weil, Gotshal & Manges LLP, in each case dated March 4, 2005 addressing, respectively, the issue of substantive consolidation as it may relate to the Guarantor, the Lessees and the Lessor and the treatment of this Lease as a true lease for bankruptcy purposes (a copy of which opinion letters the Guarantor and each Lessee hereby acknowledges it has received) and relating to it, and (ii) on each March 31 and September 30, commencing March 31, 2005, provide to the Rating Agencies, the Trustee and the Master Collateral Agent an Officer’s Certificate certifying that it is in compliance with its obligations under this Section 24.9.

Section 24.10.        Repurchase Payments; Sales Proceeds. (i) Direct each Manufacturer to make all payments under the Manufacturer Programs with respect to Program Vehicles leased under this Lease directly to the Master Collateral Account; (ii) cause all payments by any other Persons (including payments contemplated by Section 12.2) with respect to any Master Collateral to be made (subject to the proviso to this Section) directly to the Master Collateral Account; (iii) in the case of any such payments with respect to any Master Collateral received directly by a Lessee, except as described in the proviso to this Section, by the second Business Day following its receipt thereof, deposit such payments into the Master Collateral Account; and (iv) within two Business Days of a Lessee’s receipt thereof, deposit all amounts representing the proceeds from sales by auction dealers under a Guaranteed Depreciation Program and sales (including amounts paid to such Lessee by a Manufacturer as a result of such Lessee’s sale of such Vehicle outside such Manufacturer’s Manufacturer Program) of Vehicles by a Lessee to third parties (other than under any related Manufacturer Program) into the Master Collateral Account; provided, however, that insurance proceeds with respect to Vehicles will only be deposited into the Master Collateral Account if an Amortization Event, Potential Amortization Event or Affiliate Issuer Liquidation Event shall have occurred and be continuing.

Section 24.11.        Certificates of Title: Verification of Titles. (i) Take, or cause to be taken, such action as shall be necessary to submit all of the Certificates of Title to the appropriate state authority for notation of the Master Collateral Agent’s Lien thereon (it being understood and agreed that pursuant and subject to the Master Collateral Agency Agreement, the original Certificates of Title relating to the Vehicles and reflecting such Lien notation by the appropriate state authority shall be held by the applicable Sub-Servicer thereof or by the Servicer or by an Affiliate thereof, in trust for the benefit of the Master Collateral Agent and the Trustee as assignee of the Lessor, and the Certificates of Title and the custody thereof shall be subject to all of the provisions of the Master Collateral Agency Agreement); (ii) no more than annually upon request of any one (but not more than one) of the Lessor, the Trustee or the Master Collateral Agent, cause a title check of a statistical sample of titles (such statistical sample to be compiled taking into account the multiple locations (if more than one) at which the Certificates of Title with respect to the Vehicles are held by the Sub-Servicers and/or the Servicer or such Affiliates thereof) by the Servicer’s primary certified public accountants or another independent nationally recognized firm of certified public accountants acceptable to the Group I Noteholders, the Lessor, the Trustee and the Master Collateral Agent designed to provide a 95% confidence level that no more than 5% of the Certificates of Title do not comply with each of the requirements that (1) the Master Collateral Agent be noted as the first lienholder on such titles, (2) the Lessor be listed as registered owner on such titles, (3) the sequence numbers provided by the Servicer to such certified public accountants match the observed physical location of the Certificates of Title in the title vault, (4) the vehicle identification numbers from the Master Servicer’s computer system match the vehicle identification numbers on the Certificates of Title at the applicable sequence number location and (5) the model year and model in the Master Servicer’s computer system match the physical Certificates of Title and cause such accountants to deliver a report stating, with the confidence level of at least 95%, that no more than 5% of the Certificates of Title do not comply with all five of the specified criteria; provided, that in the event that it fails to cause such accountants to deliver a report stating, with the confidence level of at least 95%, that no more than 5% of the Certificates of Title do not comply with all five of the specified criteria, it will, within 90 days after such failure, cause such accountants to perform a similar title check designed to provide a 97% confidence level that no more than 5% of the Certificates of Title do not comply with all five of the specified criteria and cause such accountants to deliver a report to such effect; (iii) at any time, upon the request of the Lessor, the Trustee or the Master Collateral Agent, cause (at the requesting party’s expense) a title check in accordance with the above stated procedures to be performed on the Vehicles; and (iv) ensure that the Certificates of Title are kept safe at a facility that (A) restricts access to the facility to authorized personnel through security access systems customary in similar situations, (B) keeps the Certificates of Title in full locking mechanisms with control over access to related keys and combinations, and (C) tests the fire, smoke and burglar alarm systems completely at least twice a year.

Section 24.12.        Master Collateral Agency Agreement. Concurrently with each leasing of a Vehicle under this Lease, indicate on its computer records that the Master Collateral Agent as assignee of the Lessor, is the holder of a Lien on such Vehicle for the benefit of the ARG Trustee, as Beneficiary under the Master Collateral Agency Agreement, pursuant to the terms of the Master Collateral Agency Agreement. No Lessee shall utilize selection procedures which it believes are materially adverse to the Lessor or the Trustee in selecting the Vehicles to be designated to the Trustee (on behalf of the Group I Noteholders), as a Financing Source, and the ARG Trustee, as a Beneficiary, under the Master Collateral Agency Agreement.

Section 24.13.        Compliance with Laws. (i) Not violate any law, ordinance, rule, regulation or order of any Governmental Authority applicable to it or its property, which violation is reasonably likely to have a Material Adverse Effect, (ii) file in a timely manner all reports, documents and other materials required to be filed by it with any governmental bureau, agency or instrumentality, except where failure to make such filings is not reasonably likely to have a Material Adverse Effect and (iii) retain all records and documents required to be retained by it pursuant to any Requirement of Law, except where failure to retain such records is not reasonably likely to have a Material Adverse Effect.

Section 24.14.        Delivery of Information. Provide the Lessor with any information or materials reasonably necessary for the Lessor to comply with its obligations under the Indenture, and provide any other party to the Related Documents with any information or materials reasonably necessary for such Person to comply with its obligations under the Related Documents.

Section 24.15.        Deliveries: Further Assurances. At its sole expense, (i) immediately deliver or cause to be delivered to the Master Collateral Agent on the Lessor’s behalf, in due form for transfer (i.e., endorsed in blank), all securities, chattel paper, instruments and documents, if any, at any time representing all or any of the Master Collateral with respect to which the ARG Trustee is designated as the Beneficiary (it being understood that the Certificates of Title shall be held by the Servicer or an Affiliate thereof (including the Sub-Servicer of such Vehicles) or the Master Collateral Agent or its designee, as the case may be, pursuant to the provisions of the Master Collateral Agency Agreement), and (ii) execute and deliver, or cause to be executed and delivered, to the Master Collateral Agent in due form for filing or recording (and pay the cost of filing or recording the same in all public offices reasonably deemed necessary or advisable by the Master Collateral Agent or the Trustee, as the case may be), such assignments, security agreements, mortgages, consents, waivers, financing statements, and other documents, and do such other acts and things, all as may from time to time be reasonably necessary or desirable to establish and maintain to the satisfaction of the Master Collateral Agent and the Trustee a valid perfected first-priority Lien on and security interest in all of the Master Collateral with respect to which the ARG Trustee is designated as the Beneficiary now or hereafter existing or acquired.

Section 24.16.        Additional Actions. The Servicer shall:

(a)           instruct the Trustee or the Paying Agent, as applicable, to make withdrawals and payments from the Group I Collection Account, as contemplated in the Indenture;

(b)           at the request of the Trustee as required or permitted upon or after the occurrence of events specified in the Indenture and, to the extent permitted under and in compliance with applicable laws and regulations, execute and deliver, for the benefit of the Group I Noteholders under the Indenture, any and all instruments necessary or appropriate to commence or maintain enforcement proceedings with respect to Manufacturer Programs or any Enhancement;

(c)           upon the occurrence of a Lease Payment Deficit, deliver to the Trustee a notice in the form attached as an exhibit to the series supplement for each applicable series of ARG Notes; and

(d)           supervise the servicing of the Vehicles and perform such other functions and take such other actions as it is designated to perform or take pursuant to the terms and conditions of any Related Document.

Section 24.17.        Fleet Sharing Agreements. Each Lessee agrees that each Fleet Sharing Agreement will include provisions consistent with those contained in Section 31 of this Lease pursuant to which, inter alia, each Fleet Sharing Party expressly and irrevocably submits to the non-exclusive jurisdiction of all federal and state courts of the State of New York and shall also include a provision whereby each Fleet Sharing Party agrees to be bound by the provisions of Section 9.2(b) of the Base Indenture.

Section 24.18.        Minimum Depreciation Rate. The Servicer agrees that the Depreciation Schedules with respect to Non-Program Vehicles leased under this Lease shall be established such that the weighted average Depreciation Charges accruing with respect to the Non-Program Vehicles during each Related Month shall be at least equal to the lesser of (a) 1.25% and (b) such lower percentage in respect of which the Rating Agency Confirmation and Consent Condition with respect to each Series of Group I Notes shall have been satisfied.

Section 24.19.        Servicer to Act as Master Servicer. Each Lessee agrees to cause the same Person to be the Servicer under this Lease and the Master Servicer (as defined in the Master Collateral Agency Agreement) under the Master Collateral Agency Agreement.

SECTION 25.         CERTAIN NEGATIVE COVENANTS. Until the expiration or termination of this Lease and thereafter until the Liabilities are paid in full, each Lessee agrees that, unless at any time the Lessor, the Master Collateral Agent (other than in respect of Section 25.1) and the Trustee shall otherwise expressly consent in writing, it will not:

Section 25.1.          Mergers, Consolidations. Be a party to any merger or consolidation, other than a merger or consolidation of any Affiliate of a Lessee into or with such Lessee (provided, that the Lessee is the surviving entity or, if such Affiliate is also an Other Permitted User, the Other Permitted User is the surviving entity).

Section 25.2.          Registered Organization. Cease to be a Registered Organization.

Section 25.3.          Liens. Create or permit to exist any Lien with respect to any Master Collateral with respect to which the ARG Trustee is designated as the Beneficiary, whether now or hereafter existing or acquired, except Permitted Liens.

Section 25.4.          Use of Vehicles. Use or contractually permit any Vehicles to be used in any manner (i) that would make such Vehicles which are Program Vehicles ineligible for repurchase or auction under the related Manufacturer Program (unless such Vehicles are redesignated as Non-Program Vehicles pursuant to Section 14), (ii) for any illegal purposes or (iii) that could subject any Vehicles to confiscation.

Section 25.5.          Change of Location or Name. Change (a) the location of its jurisdiction of organization or the location of its principal place of business, chief executive office, its consolidated records concerning its business and financial affairs or its location for the purposes of Sections 9-307 and 9-501 of the New York Uniform Commercial Code, or (b) its legal name or the name under or by which it conducts its business, in each case without first giving the Master Collateral Agent, the Trustee, the Rating Agencies and the Lessor at least fifteen (15) days’ advance written notice thereof and having taken any and all action required to maintain and preserve the first priority perfected Lien of the Master Collateral Agent in the Master Collateral and of the Trustee in the Collateral; provided, however, that notwithstanding the foregoing, the Lessee shall not change the location of its principal place of business, chief executive office or its consolidated records concerning its business and financial affairs to any place outside the United States of America.

SECTION 26.         SERVICING COMPENSATION; EXPENSES OF SERVICER; DELEGATION OF SERVICING DUTIES.

Section 26.1.          Servicer Compensation. As compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in Section 26.2, the Servicer shall be entitled to receive from the Lessor a monthly servicing fee in respect of each Series of Group I Notes (the “Series Monthly Servicing Fee”), payable in arrears on each Payment Date prior to the termination of this Lease, the Indenture and the Master

Collateral Agency Agreement. Except as otherwise specified in the related Group I Supplement, the Series Monthly Servicing Fee for each Series of Group I Notes on each Payment Date shall be equal to one-twelfth of the product of (i) the Servicing Fee Percentage for such Series and (ii) the Invested Amount of such Series as of the preceding Payment Date (after giving effect to any payments of principal on such date). The Series Monthly Servicing Fee for each Series shall be paid to the Servicer pursuant to the procedures set forth in the applicable Group I Supplement.

Section 26.2.          Servicer Expenses. The expenses of the Servicer include, and the Servicer agrees to pay, the reasonable fees and disbursements of independent accountants in connection with reports furnished pursuant to Sections 24.6(i) and (ii), plus all other fees, expenses and indemnities by the Servicer in connection with the Servicer’s activities hereunder or under the Related Documents. The Servicer, however, shall not be liable for any liabilities, costs or expenses of the Lessor, the Trustee or the Group I Noteholders arising under any tax law, including without limitation any Federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith), except to the extent incurred as a result of the Servicer’s violation of the provisions of this Lease or of the Related Documents; provided, however, the foregoing provisions of this sentence shall not affect the indemnification obligations of the Lessees under Section 15 of this Lease.

Section 26.3.          Sub-Servicer. The Servicer may delegate to a Lessee or another Affiliate of the Servicer (each such delegate, in such capacity, a “Sub-Servicer”) the performance of the Servicer’s obligations as Servicer in respect of Vehicles leased under this Lease (but the Servicer shall remain fully liable for its obligations in respect of such Vehicles under this Lease and the other Related Documents). In addition, the Servicer may delegate to the Custodian (under and as defined in the Custody Agreement, dated as of November 30, 2004, by and between Vanguard and SGS Automotive Services Inc. (as amended, restated, supplemented or otherwise modified from time to time, the “Custody Agreement”)) the performance of certain of the Servicer’s obligations as Servicer in respect of Vehicles leased under this Lease, to the extent specified in the Custody Agreement (but the Servicer shall remain fully liable for its obligations in respect of such Vehicles under this Lease and the other Related Documents).

SECTION 27.         RELEASE OF COLLATERAL. The parties agree that pursuant to the provisions of this Section 27 and Sections 2.3 and 2.7 of the Master Collateral Agency Agreement, any and all Liens created under the Master Collateral Agency Agreement for the benefit of the ARG Trustee, as Beneficiary under the Master Collateral Agency Agreement, on the Vehicles and the Certificates of Title therefor shall be released or deemed to be released thereunder, as provided below. From and after the earlier of:

(a)           in the case of a Vehicle subject to a Guaranteed Depreciation Program, the date of the sale of such Vehicle by an auction dealer to a third party, and in the case of any other Program Vehicle, the Disposition Date for such Vehicle, and, in any case, in accordance with Section 8 of Annex A, if applicable; or

(b)           receipt of the purchase price by the Lessor or the Trustee for a Vehicle sold in an ordinary course sale,

any and all Liens for the benefit of the ARG Trustee as Beneficiary under the Master Collateral Agency Agreement on such Vehicle and the Certificate of Title therefor shall be deemed to be released; provided, however, that no Lien for the benefit of the ARG Trustee as Beneficiary under the Master Collateral Agency Agreement on the Vehicles and the Certificates of Title therefor shall be released or deemed to be released if the release of such Lien would cause an “Amortization Event” or “Potential Amortization Event” to occur with respect to any series of ARG Notes.

Subject to the Servicer’s and the applicable Sub-Servicer’s right to redesignate Program Vehicles as Non-Program Vehicles in accordance with Section 14, the Lessor or the Servicer or applicable Sub-Servicer, acting as the agent of the Lessor, may sell any Program Vehicle subject to this Lease during the Repurchase Period therefor in an ordinary course sale, provided that, if such sale is not made pursuant to the related Manufacturer Program, it is made in accordance with the requirements of this Section 27. The Lessor and each Lessee agree that for purposes of this Section 27 if an ordinary course sale occurs during the Repurchase Period with respect to a Program Vehicle, the Lessor shall only sell such Vehicle for a purchase price (including any amounts paid by the Manufacturer as an incentive for selling such Vehicle outside of the related Manufacturer Program), net of all fees and expenses incurred in connection with such sale, equal to or greater than the Repurchase Price that it would have received under the related Manufacturer Program if it had turned back such Vehicle to the Manufacturer, net of all fees and expenses that would have been incurred in connection with such turn-back, less reasonably predictable Excess Mileage Charges, Excess Damage Charges and other similar charges payable by the Lessor to such Manufacturer as a result of the Lessor’s sale of such Program Vehicle.

SECTION 28.         GUARANTY.

Section 28.1.          Guaranty. In order to induce the Lessor to execute and deliver this Lease and to lease Vehicles to the Lessees, and in consideration thereof, the Guarantor hereby (i) unconditionally and irrevocably guarantees to the Lessor the obligations of the Lessees to make any payments required to be made by them under this Lease, (ii) agrees to cause the Lessees to perform and observe duly and punctually all of the terms, conditions, covenants, agreements and indemnities of the Lessees under this Lease, and (iii) agrees that, if for any reason whatsoever, any Lessee fails to so perform and observe such terms, conditions, covenants, agreements and indemnities, the Guarantor will duly and punctually perform and observe the same (the obligations referred to in clauses (i) through (iii) above are collectively referred to as the “Guaranteed Obligations”). The liabilities and obligations of the Guarantor under the guaranty contained in this Section 28 (this “Guaranty”) will be absolute and unconditional under all circumstances. This Guaranty shall be a guaranty of payment and not of collection, and the Guarantor hereby agrees that it shall not be required that the Lessor or the Trustee assert or enforce any rights against any of the Lessees or any other person before or as a condition to the obligations of the Guarantor pursuant to this Guaranty.

Section 28.2.          Scope of Guarantor’s Liability. The Guarantor’s obligations hereunder are independent of the obligations of the Lessees, any other guarantor or any other Person, and the Lessor may enforce any of its rights hereunder independently of any other right or remedy that the Lessor may at any time hold with respect to this Lease or any security or other guaranty therefor. Without limiting the generality of the foregoing, the Lessor may bring a separate action against the Guarantor without first proceeding against any of the Lessees, any other guarantor or any other Person, or any security held by the Lessor, and regardless of whether the Lessees or any other guarantor or any other Person is joined in any such action. The Guarantor’s liability hereunder shall at all times remain effective with respect to the full amount due from the Lessees hereunder, notwithstanding any limitations on the liability of any Lessee or the Servicer to the Lessor contained in any of the Related Documents or elsewhere. The Lessor’s rights hereunder shall not be exhausted by any action taken by the Lessor until all Guaranteed Obligations have been fully paid and performed.

Section 28.3.          Lessor’s Right to Amend this Lease. The Guarantor authorizes the Lessor, at any time and from time to time without notice and, subject to the proviso to Section 28.4(a)(ii),  without affecting the liability of the Guarantor hereunder, to: (a) alter the terms of all or any part of the Guaranteed Obligations and any security and guaranties therefor including, without limitation, modification of times for payment and rates of interest; (b) accept new or additional instruments, documents, agreements, security or guaranties in connection with all or any part of the Guaranteed Obligations; (c) accept partial payments on the Guaranteed Obligations; (d) waive, release, reconvey, terminate, abandon, subordinate, exchange, substitute, transfer, compound, compromise, liquidate and enforce all or any part of the Guaranteed Obligations and any security or guaranties therefor, and apply any such security and direct the order or manner of sale thereof (and bid and purchase at any such sale), as the Lessor in its discretion may determine; (e) release any Lessee, any guarantor or any other Person from any personal liability with respect to all or any part of the Guaranteed Obligations; and (f) assign its rights under this Guaranty in whole or in part.

Section 28.4.          Waiver of Certain Rights by Guarantor. The Guarantor hereby waives each of the following to the fullest extent allowed by law:

(a)           any defense based upon:

(i)            the unenforceability or invalidity of any security or other guaranty for the Guaranteed Obligations or the lack of perfection or failure of priority of any security for the Guaranteed Obligations or any impairment of collateral securing the Guaranteed Obligations; or

(ii)           any act or omission of the Lessor or any other Person that directly or indirectly results in the discharge or release of any of the Lessees or any other Person or any of the Guaranteed Obligations or any security therefor; provided that the Guarantor’s liability in respect of this Guaranty shall be released to the extent the Lessor expressly releases such Lessee or other Person, in a writing conforming to the requirements of Section 22, from any obligations with respect to any of the foregoing; or

(iii)          any disability or any other defense of any Lessee or any other Person with respect to the Guaranteed Obligations, whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor-relief proceeding, or from any other cause;

(b)           any right (whether now or hereafter existing) to require the Lessor, as a condition to the enforcement of this Guaranty, to:

(i)            accelerate the Guaranteed Obligations;

(ii)           give notice to the Guarantor of the terms, time and place of any public or private sale of any security for the Guaranteed Obligations; or

(iii)          proceed against any Lessee, any other guarantor or any other Person, or proceed against or exhaust any security for the Guaranteed Obligations;

(c)           presentment, demand, protest and notice of any kind, including without limitation notices of default and notice of acceptance of this Guaranty;

(d)           all suretyship defenses and rights of every nature otherwise available under New York law and the laws of any other jurisdiction;

(e)           any right that the Guarantor has or may have to set-off with respect to any right to payment from any Lessee; and

(f)            all other rights and defenses the assertion or exercise of which would in any way diminish the liability of the Guarantor hereunder in respect of the Guaranteed Obligations.

Section 28.5.          Lessees’ Obligations to Guarantor and Guarantor’s Obligations to Lessees Subordinated. Until all of the Guaranteed Obligations have been paid in full, the Guarantor agrees that all existing and future unsecured debts, obligations and liabilities of the Lessees to the Guarantor or the Guarantor to any of the Lessees (hereinafter collectively referred to as “Subordinated Debt”) shall be and hereby are expressly subordinated to the prior payment in full of the Guaranteed Obligations, on the terms set forth in clauses (a) through (e) below, and the payment thereof is expressly deferred in right of payment to the prior payment in full of the Guaranteed Obligations. For purposes of this Section 28.5, to the extent the Guaranteed Obligations consist of the obligation to pay money, the Guaranteed Obligations shall not be deemed paid in full unless and until paid in full in cash.

(a)           Upon any distribution of assets of the Guarantor or any Lessee upon any dissolution, winding up, liquidation or reorganization of the Guarantor or such Lessee, whether in bankruptcy, insolvency, reorganization or receivership proceedings, or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Guarantor or such Lessee, or otherwise:

(i)            the holders of the Guaranteed Obligations shall be entitled to receive payment in full of the Guaranteed Obligations before the Guarantor or the Lessee, as the case may be, is entitled to receive any payment on account of the Subordinated Debt;

(ii)           any payment by, or distribution of assets of, the Guarantor or such Lessee of any kind or character, whether in cash, property or securities, to which such Lessee or the Guarantor would be entitled except for this subordination shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee, or otherwise, directly to the Trustee, for the benefit of the holders of the Guaranteed Obligations, to be held as additional security for the Guaranteed Obligations in an interest bearing account until the Guaranteed Obligations have been paid in full; and

(iii)          if, notwithstanding the foregoing, any payment by, or distribution of assets of, the Guarantor or such Lessee of any kind or character, whether in cash, property or securities, in respect of any Subordinated Debt shall be received by such Lessee or the Guarantor before the Guaranteed Obligations are paid in full, such payment or distribution shall be held in trust in an interest bearing account of the Guarantor or such Lessee, as appropriate, and immediately paid over in kind to the holders of the Guaranteed Obligations until the Guaranteed Obligations have been paid in full.

(b)           The Guarantor authorizes and directs each Lessee and each Lessee authorizes and directs the Guarantor to take such action as may be necessary or appropriate to effectuate and maintain the subordination provided herein.

(c)           No right of any holder of the Guaranteed Obligations to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor, any Lessee, the Lessor or any other Person or by any noncompliance by the Guarantor, any Lessee, the Lessor or any other Person with the terms, provisions and covenants hereof or of the Related Documents regardless of any knowledge thereof that any such holder of the Guaranteed Obligations may have or be otherwise charged with.

(d)           Except as provided in Section 28.9, nothing express or implied in this Section 28 shall give any Person other than the Lessees, the Lessor, the Trustee and the Guarantor any benefit or any legal or equitable right, remedy or claim under this Section 28.

(e)           If the Guarantor shall institute or participate in any suit, action or proceeding against any Lessee or any Lessee shall institute or participate in any suit, action or proceeding against the Guarantor, in violation of the terms hereof, such Lessee or the Guarantor, as the case may be, may interpose as a defense or dilatory plea this subordination, and the holders of the Guaranteed Obligations are irrevocably authorized to intervene and to interpose such defense or plea in their name or in the name of such Lessee or the Guarantor, as the case may be.

Section 28.6.          Guarantor to Pay Lessor’s Expenses. The Guarantor agrees to pay to the Lessor (or the Trustee), on demand, all reasonable costs and expenses, including attorneys’ fees, incurred by the Lessor (or the Trustee) in exercising any right, power or remedy conferred by this Guaranty, or in the enforcement of this Guaranty, whether or not any action is filed in connection therewith. Until paid to the Lessor (or the Trustee), such amounts shall bear interest, commencing with the Lessor’s demand therefor, for each Interest Period during the period from the date of such demand until paid, at the VFR for such Interest Period plus 1% (calculated on the basis of a 360-day year).

Section 28.7.          Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, and the rights of the Lessor shall continue, if at any time payment of any of the amounts payable by any Lessee under this Lease is rescinded or must otherwise be restored or returned by the Lessor, upon an event of bankruptcy, dissolution, liquidation or reorganization of any Lessee, the Guarantor, any other guarantor or any other Person or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Lessee, the Guarantor, any other guarantor or any other Person, or any substantial part of their respective property, or otherwise, all as though such payment had not been made.

Section 28.8.          Pari Passu Indebtedness. The Guarantor (i) represents and warrants that, as of the date hereof, the obligations of the Guarantor under this Guaranty will rank at least pari passu with all existing unsecured indebtedness of the Guarantor and (ii) covenants and agrees that from and after the date hereof the obligations of the Guarantor under this Guaranty will rank at least pari passu with all unsecured indebtedness of the Guarantor incurred after the date hereof.

Section 28.9.          Third-Party Beneficiaries. The Guarantor acknowledges that the Trustee (on behalf of the Group I Noteholders) has accepted the assignment of the

Lessor’s rights under this Lease as collateral for the Group I Notes in reliance on the Guaranty and that the Trustee (for the benefit of itself and the Group I Noteholders) shall be a third-party beneficiary under this Section 28.

SECTION 29.         ADDITIONAL LESSEES.

Section 29.1.          Additional Subsidiary Lessees. Any direct or indirect Subsidiary of the Guarantor (each, a “Guarantor Subsidiary”) shall have the right to become a “Lessee” under and pursuant to the terms of this Lease by complying with the provisions of this Section 29.1. In the event a Guarantor Subsidiary desires to become a “Lessee” under this Lease, then the Guarantor and such Guarantor Subsidiary shall execute (if appropriate) and deliver to the Lessor and the Trustee:

(a)           a Joinder in Lease Agreement in the form attached hereto as Attachment D (each, an “Affiliate Joinder in Lease”);

(b)           the certificate of incorporation or organization for such Guarantor Subsidiary, duly certified by the Secretary of State of the jurisdiction of such Guarantor Subsidiary’s incorporation or organization, together with a copy of the by-laws or other organizational documents of such Guarantor Subsidiary, duly certified by a Secretary or Assistant Secretary of such Guarantor Subsidiary;

(c)           copies of resolutions of the Board of Directors of such Guarantor Subsidiary authorizing or ratifying the execution, delivery and performance, respectively, of those documents and matters required of it with respect to this Agreement, duly certified by the Secretary or Assistant Secretary of such Guarantor Subsidiary;

(d)           a certificate of the Secretary or Assistant Secretary of such Guarantor Subsidiary (or, as applicable, such Guarantor Subsidiary’s managing member, general partner or other Person charged with the management of such Guarantor Subsidiary) certifying the names of the individual or individuals authorized to sign the Affiliate Joinder in Lease Agreement and the other Related Documents to be executed by it, together with samples of the true signatures of each such individual;

(e)           a good standing certificate for such Guarantor Subsidiary in the jurisdiction of its incorporation or organization and the jurisdiction of its principal place of business;

(f)            reserved;

(g)           reserved;

(h)           an Officer’s Certificate and an opinion of counsel each stating that such joinder by such Guarantor Subsidiary complies with this Section 29.1 and that all conditions precedent herein provided for relating to such transaction have been complied with;

(i)            as applicable, a statement from each of the Rating Agencies that such Guarantor Subsidiary becoming a “Lessee” under this Lease will not cause a failure to meet the Rating Agency Confirmation Condition with respect to each Series of Group I Notes; and

(j)            any additional documentation that the Lessor, the Master Collateral Agent or the Trustee may reasonably require to evidence the assumption by such Guarantor Subsidiary of the obligations and liabilities set forth in this Agreement.

Upon satisfaction of the foregoing conditions and receipt by such Guarantor Subsidiary of the applicable Affiliate Joinder in Lease executed by the Lessor, such Guarantor Subsidiary shall for all purposes be deemed to be a “Lessee” for purposes of this Agreement (including, without limitation, the Guaranty) and shall be entitled to the benefits and subject to the liabilities and obligations of a Lessee hereunder.

SECTION 30.         BANKRUPTCY PETITION AGAINST LESSOR. The Guarantor and each Lessee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Group I Notes and all other obligations of the Lessor under the Related Documents, it will not institute against, or join any other Person in instituting against, the Lessor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. In the event that the Guarantor or any Lessee takes action in violation of this Section 30, the Lessor agrees, for the benefit of the Group I Noteholders, that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by the Guarantor or such Lessee against the Lessor or the commencement of such action and raise the defense that the Guarantor or such Lessee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 30 shall survive the termination of this Lease.

SECTION 31.         FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS LEASE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE TRUSTEE, THE LESSOR, THE GUARANTOR, THE LESSEES OR THE SERVICER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY VEHICLE, OTHER MASTER COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE LESSOR’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH VEHICLE, OTHER MASTER COLLATERAL OR

OTHER PROPERTY MAY BE FOUND. THE GUARANTOR AND EACH LESSEE (IN SUCH CAPACITIES AND IN ALL OTHER APPLICABLE CAPACITIES) HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF ALL FEDERAL AND STATE COURTS OF THE STATE OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE GUARANTOR AND EACH LESSEE (IN SUCH CAPACITIES AND IN ALL OTHER APPLICABLE CAPACITIES) FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE GUARANTOR, EACH LESSEE AND THE LESSOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE GUARANTOR OR ANY LESSEE (IN SUCH CAPACITIES AND IN ALL OTHER APPLICABLE CAPACITIES) HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS LEASE.

SECTION 32.         GOVERNING LAW. THIS LEASE SHALL BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND THIS LEASE AND ALL MATTERS ARISING OUT OF OR IN ANY MANNER RELATING TO THIS LEASE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. Whenever possible each provision of this Lease shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Lease shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Lease. All obligations of the Guarantor and the Lessees and all rights of the Lessor, the Master Collateral Agent or the Trustee expressed herein shall be in addition to and not in limitation of those provided by applicable law or in any other written instrument or agreement.

SECTION 33.         JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS LEASE OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN

CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS LEASE OR ANY RELATED TRANSACTION, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

SECTION 34.         NOTICES. All notices, amendments, waivers, consents and other communications provided to any party hereto under this Lease shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed by certified or registered mail and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted upon receipt of electronic confirmation of such. In each case, a copy of all notices, requests and other communications (other than any such notices, requests and other communications in the ordinary course of business) that are sent by any party or signatory hereunder shall be sent to the Trustee at the following address:

THE BANK OF NEW YORK
Asset Backed Securities
101 Barclay Street
New York, New York 10286
Attention:	Corporate Trust Administration
Telephone:	212-815-4389
Facsimile:	212-815-2493

SECTION 35.         HEADINGS. Section headings used in this Lease are for convenience of reference only and shall not affect the construction of this Lease.

SECTION 36.         EXECUTION IN COUNTERPARTS. This Lease may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement; provided that such counterparts taken together shall constitute the original executed Counterpart No. 1 only as specified on, and in accordance with, the legend appearing on the cover page of this Lease (and only if bearing original signatures).

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties have executed this Lease or caused it to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

LESSEE AND SERVICER:

VANGUARD CAR RENTAL USA INC.

By:		/s/ Gerald J. Kennell
Name:Gerald J. Kennell
Title: Senior Vice President & Treasurer

6929 North Lakewood Avenue
Suite 100
Tulsa, OK 74117
Attn: Assistant Treasurer

LESSOR:

NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP

By:		NATIONAL CAR RENTAL FINANCING CORPORATION, its General Partner

By:		/s/ Jill A. Gordon
Name:Jill A. Gordon
Title: Vice President

	Address:	6929 North Lakewood Avenue
Suite 100, Mod 1.2 202
Tulsa, OK 74117
Attention: Assistant Treasurer

Telephone:		(918) 401-6471
Facsimile:		(918) 401-6012

with a copy to:

Vanguard Car Rental USA Inc.
6929 North Lakewood Avenue
Suite 100
Tulsa, OK 74117
Attn: Treasurer

[Fourth Amended and Restated Master Motor Vehicle Lease & Servicing Agreement (NFLP)]

GUARANTOR:

VANGUARD CAR RENTAL USA HOLDINGS INC.

By:	/s/ Gerard J. Kennell
Name: Gerard J. Kennell
Title: Senior Vice President & Treasurer

Address:	6929 North Lakewood Avenue
Suite 100
Tulsa, OK 74117
Attn: Assistant Treasurer

Telephone:	(918) 401-6471
Facsimile:	(918) 401-6012

with a copy to:

Vanguard Car Rental USA Inc.
6929 North Lakewood Avenue
Suite 100
Tulsa, OK 74117
Attn: General Counsel

Acknowledged by:

MASTER COLLATERAL AGENT:

CITIBANK, N.A., not in its individual capacity but solely as Master Collateral Agent

By:	/s/ Miriam Y. Moline
Name: Miriam Y. Moline
Title: Vice President

Address:	388 Greenwich Street
14th Floor
New York, NY 10013
Attention: Agency and Trust Department

Telephone:	(212) 816-5648
Facsimile:	(212) 816-5530